As filed with the Securities and Exchange Commission on May 16, 2011
Registration No. 333-171151
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MoneyGram International, Inc.
(And the Guarantors Identified in the Table of Subsidiary Guarantor Registrants Below)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1690064 (I.R.S. Employer Identification No.)
2828 N. Harwood Street, 15th Floor
Dallas, Texas 75201
(214) 999-7552
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Timothy C. Everett
Executive Vice President, General Counsel and Corporate Secretary
MoneyGram International, Inc.
2828 Harwood, Suite 1500
Dallas, Texas 75201
(214) 999-7552
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan J. Bogdanow
Vinson & Elkins LLP
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201-2975
(214) 220-7700

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be		Offering Price	Aggregate	Amount of
to be Registered	Registered		per Unit	Offering Price	Registration Fee
Primary Offering:
Common Stock, par value $0.01 per share		(3)	(6)
Preferred Stock, par value $0.01 per share		(3)	(6)
Depositary Shares		(3)	(6)
Debt Securities(1)		(3)	(6)
Guarantees of Debt Securities(2)		(3)	(6)			(10)
Warrants		(3)	(6)
Rights		(3)	(6)
Units		(3)	(6)
Total Primary				$500,000,000 (9)	$35,650	(11)
Secondary Offering:
Common Stock, par value $0.01 per share	568,087,162	(4)	$2.63 (7)	$1,494,069,236.05	$106,528	(7)
Series D Participating Convertible Preferred Stock, par value $0.01 per share	173,190	(5)	(8)	$616,554,862.08 (8)		(12)
Total Secondary				$2,110,624,098.13	$106,528	(13)
Total (Primary and Secondary)				$2,610,624,098.13	$142,178	(14)

(1)	If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the dollar amount of any registered securities previously issued.

(2)	See Table of Subsidiary Guarantor Registrants below.

(3)	There are being registered hereunder, in each case as may from time to time be sold, an indeterminate number of shares of Common Stock, an indeterminate number of shares of Preferred Stock, an indeterminate number of Depositary Shares, an indeterminate aggregate principal amount of Debt Securities, an indeterminate aggregate principal amount of Guarantees of Debt Securities, an indeterminate number of Warrants, an indeterminate number of Rights and an indeterminate number of Units. This Registration Statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(4)	Relates to (a) 568,087,162 shares of Common Stock issuable upon the conversion of (i) the Company’s Series B Participating Convertible Preferred Stock to Common Stock and (ii) the Company’s Series B-1 Participating Convertible Preferred Stock to the Company’s Series D Participating Convertible Preferred Stock and the subsequent conversion of the Company’s Series D Participating Convertible Preferred Stock to Common Stock or (b) assuming a proposed recapitalization (the “Proposed Recapitalization”) pursuant to the Recapitalization Agreement, dated March 7, 2011 and amended May 4, 2011 by Amendment No. 1 to Recapitalization Agreement (the “Recapitalization Agreement”), by and among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman, Sachs & Co., occurs before June 24, 2011, (i) 286,438,367 shares of Common Stock to be issued upon the conversion of the Company’s Series B Participating Convertible Preferred Stock to Common Stock in connection with the Proposed Recapitalization, (ii) 28,162,866 additional shares of Common Stock to be issued in connection with the Proposed Recapitalization, and (iii) 173,189,568 shares of Common Stock issuable upon the conversion of shares of the Company’s Series D Participating Convertible Preferred Stock to be issued in connection with the Proposed Recapitalization (including shares of the Company’s Series D Participating Convertible Preferred Stock to be issued upon conversion of the Company’s Series B-1 Participating Convertible Preferred Stock in connection with the Proposed Recapitalization). With respect to (a), calculated assuming accrual of dividends on the Series B Participating Convertible Preferred Stock and on the Series B-1 Participating Convertible Preferred Stock, as applicable, through March 25, 2013 (at which date the ability to accrue dividends in lieu of currently paying such dividends in cash expires).

(5)	Relates to (a) 157,686 shares of the Company’s Series D Participating Convertible Preferred Stock to be issued upon the conversion of the Company’s Series B-1 Participating Convertible Preferred Stock in connection with the Proposed Recapitalization, assuming the Proposed Recapitalization occurs before June 24, 2011 and (b) 15,504 additional shares of the Company’s Series D Participating Convertible Preferred Stock to be issued in connection with the Proposed Recapitalization.

(6)	The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(7)	Pursuant to Rule 457(c) under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for Common Stock traded on the New York Stock Exchange on December 9, 2010, which was within 5 business days prior to the filing date of the Company’s registration statement to which this amendment relates (the “Original Registration Statement”). Previously paid in connection with the filing of the Original Registration Statement.

(8)	The proposed offering price is based on the number of shares of Common Stock issuable upon the conversion of the shares of the Company’s Series D Participating Convertible Preferred Stock being registered and, pursuant to Rule 457(c) under the Securities Act, the average of the high and low prices reported for Common Stock traded on the New York Stock Exchange on May 12, 2011. The number of shares of Common Stock issuable upon the conversion of the shares of the Company’s Series D Participating Convertible Preferred Stock being registered is 173,189,568, and the average of the high and low prices reported for Common Stock traded on the New York Stock Exchange on May 12, 2011 was $3.56.

(9)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act. In no event will the aggregate initial offering price of all securities offered from time to time pursuant to the first prospectus included as a part of this Registration Statement exceed $500,000,000. To the extent applicable, the aggregate amount of shares of Common Stock registered is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act.

(10)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee filing fee is required for the guarantees.

(11)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933. Previously paid in connection with the filing of the Original Registration Statement.

(12)	All shares of the Company’s Series D Participating Convertible Preferred Stock being registered are convertible into shares of Common Stock, with no additional consideration to be received by the Company in connection with the exercise of the conversion privilege. Consistent with Rule 457(i) under the Securities Act of 1933, because the filing fee for all of the shares of Common Stock into which such shares of the Company’s Series D Participating Convertible Preferred Stock are convertible was previously paid in connection with the filing of the Original Registration Statement, no separate filing fee is being paid for such shares of the Company’s Series D Participating Convertible Preferred Stock.

(13)	Previously paid in connection with the filing of the Original Registration Statement.

(14)	Previously paid in connection with the filing of the Original Registration Statement.

Table of Subsidiary Guarantor Registrants

State or Other
	Jurisdiction of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	Organization	Number

MoneyGram of New York, LLC	Delaware	None
MoneyGram Payment Systems Worldwide, Inc.	Delaware	41-0186972
MoneyGram Payment Systems, Inc.	Delaware	84-1327808
PropertyBridge, Inc.	Delaware	20-4205291

Note:	The address of each of the subsidiary guarantor registrants is 1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota 55416, and the telephone number for each is (952) 591-3000. Each of the subsidiary guarantor registrants has the same agent for service as MoneyGram International, Inc.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement consists of two separate forms of prospectus to be used in connection with the offering of:

•	common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, rights and units of MoneyGram International, Inc. (“MoneyGram”); and

•	(a) common stock of MoneyGram that may be sold in one or more secondary offerings by the selling stockholders listed in the second prospectus, specifically (i) common stock that may be issued upon conversion of MoneyGram’s Series B Participating Convertible Preferred Stock (“B Stock”) and common stock that may be issued upon the conversion of MoneyGram’s Series B-1 Participating Convertible Preferred Stock (“B-1 Stock”) to MoneyGram’s Series D Participating Convertible Preferred Stock (“Series D Stock”) and the subsequent conversion of Series D Stock to common stock, or (ii) assuming a proposed recapitalization (the “Proposed Recapitalization”) pursuant to the Recapitalization Agreement, dated March 7, 2011 and amended May 4, 2011 by Amendment No. 1 to Recapitalization Agreement (the “Recapitalization Agreement”), by and among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman, Sachs & Co., occurs before June 24, 2011, (A) common stock to be issued upon the conversion of B Stock in connection with the Proposed Recapitalization, (B) additional common stock to be issued in connection with the Proposed Recapitalization, and (C) common stock that may be issued upon the conversion of shares of Series D Stock to be issued in connection with the Proposed Recapitalization; and (b) assuming the Proposed Recapitalization occurs before June 24, 2011, Series D Stock that may be sold in one or more secondary offerings by certain selling stockholders listed in the second prospectus, specifically (i) Series D Stock to be issued upon the conversion of B-1 Stock in connection with the Proposed Recapitalization, and (ii) additional Series D Stock to be issued in connection with the Proposed Recapitalization.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED MAY 16, 2011

PRELIMINARY PROSPECTUS

MoneyGram International, Inc.

$500,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Guarantees of Debt Securities
Warrants
Rights
Units

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. The debt securities described in this prospectus may be fully and unconditionally guaranteed by one or more of our subsidiaries.

We may offer and sell these securities directly or to or through underwriters, agents or dealers at prevailing market prices or at prices different from prevailing market prices. See “Plan of Distribution” on page 35. The supplements to this prospectus will describe the terms of any particular plan of distribution, including names of any underwriters, agents or dealers.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with documents we incorporate by reference before you invest in our securities. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “MGI.” The last reported sales price of our common stock on May 12, 2011 was $3.52. We have not yet determined whether any of the other securities we are registering hereby will be listed on any exchange, interdealer quotation system or over-the-counter system. If we decide to seek a listing for any of our other securities, we will disclose that in a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 and the risk factors incorporated herein by reference. You should carefully read and consider the risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011.

All references in this prospectus to “MoneyGram,” “we,” “us,” “our” and “our company” are to MoneyGram International, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process on Form S-3. Under this shelf registration, we may sell the securities described in this prospectus. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC’s website at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We also make available free of charge on our Internet website at http://www.moneygram.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 16, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 9, 2011;

•	our Current Reports on Form 8-K filed on February 11, 2011, February 23, 2011, March 8, 2011, March 9, 2011, April 15, 2011, April 19, 2011, April 21, 2011, April 28, 2011 and May 6, 2011

ii

(excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K); and

•	the description of our common stock and preferred share purchase rights contained in our registration statement on Form 10, which we filed with the SEC on December 29, 2003, and any amendment or report filed for the purpose of updating this description.

These reports contain important information about us, our financial condition and our results of operations.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K, after the date of this prospectus and before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information. Please note that we have not incorporated by reference a description of our Series B Participating Convertible Preferred Stock (the “B Stock”), our Series B-1 Participating Convertible Preferred Stock (the “B-1 Stock” and, collectively with the B Stock, the “Series B Stock”) or our Series D Participating Convertible Preferred Stock (the “Series D Stock”) because such a description was not filed pursuant to Section 12 of the Exchange Act.

You can obtain a copy of any documents that are incorporated by reference in this prospectus or prospectus supplement at no cost, by writing or telephoning us at:

Corporate Secretary
MoneyGram International, Inc.
2828 N. Harwood Street, Suite 1500
Dallas, Texas 75201
(214) 999-7552

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under the heading “Risk Factors,” and the documents incorporated by reference in this prospectus. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

iii

SUMMARY

MoneyGram is a leading global payment services company. Our major products include global money transfers, bill payment solutions and money orders. We help people and businesses by providing affordable, reliable and convenient payment services.

The MoneyGram® brand is recognized throughout the world. We offer more choices and more control for people separated from friends and family by distance or those with limited bank relationships to meet their financial needs. Our payment services are available at approximately 233,000 agent locations in approximately 190 countries and territories. Our services enable consumers throughout the world to transfer money and pay bills, helping them meet the financial demands of their daily lives. Our payment services also help businesses operate more efficiently and cost-effectively.

On March 25, 2008, we completed a recapitalization pursuant to which we received an infusion of $1.5 billion of gross equity and debt capital. The equity component of the recapitalization consisted of the sale to certain affiliates and co-investors of Thomas H. Lee Partners, L.P., or collectively THL, and certain affiliates of Goldman, Sachs & Co., or Goldman Sachs and, together with THL, the Investors, in a private placement of 760,000 shares of the B Stock and the B-1 Stock for an aggregate purchase price of $760.0 million. We also paid Goldman Sachs an investment banking advisory fee equal to $7.5 million in the form of 7,500 shares of the B-1 Stock.

Also as part of the recapitalization, our wholly-owned subsidiary, MoneyGram Payment Systems Worldwide, Inc., or Worldwide, issued Goldman Sachs $500.0 million of senior secured second lien notes with a 10-year maturity, or the Notes. We also entered into a senior secured amended and restated credit agreement with JPMorgan Chase Bank, N.A., or JPMorgan, as agent for a group of lenders, bringing the total facility, or the Senior Facility, to $600.0 million. The Senior Facility included $350.0 million in two term loan tranches and a $250.0 million revolving credit facility.

On March 7, 2011, we entered into a recapitalization agreement, which we refer to as the Recapitalization Agreement, with THL, as the holder of all of the B Stock, and Goldman Sachs, as the holder of all of the B-1 Stock, pursuant to which, subject to the terms and conditions set forth therein, (i) THL will convert all of the shares of B Stock into shares of our common stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B Participating Convertible Preferred Stock, (ii) Goldman Sachs will convert all of the shares of B-1 Stock into shares of Series D Stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock, (iii) THL will receive approximately 28.2 million additional shares of our common stock and $140.8 million in cash, and (iv) Goldman Sachs will receive approximately 15,504 additional shares of Series D Stock (equivalent to approximately 15.5 million shares of our common stock) and $77.5 million in cash (which transactions are collectively referred to as the Proposed Recapitalization). On May 4, 2011, we entered into an amendment to the Recapitalization Agreement with the Investors to (i) modify the stockholder vote required for approval of the Proposed Recapitalization to be the affirmative vote of a majority of the outstanding shares of our common stock (not including shares held by THL or Goldman Sachs or by any of our executive officers or directors) rather than the majority of such shares present in person or by proxy at the special meeting held to consider and approve, among other things, the Recapitalization Agreement, as amended on May 4, 2011, or the Special Meeting, and (ii) provide that the closing condition with respect to the receipt of the requisite stockholder approvals may not be waived or amended by us or any Investor. The Proposed Recapitalization has been approved unanimously by our board of directors following the recommendation of a special committee of the board of directors comprised of independent and disinterested members of our board of directors, but remains subject to various conditions contained in the Recapitalization Agreement, as amended May 4, 2011, including the approval of the Proposed Recapitalization by the affirmative vote of a majority of the outstanding shares of our common stock and B Stock (on an as-converted basis), voting together as a single class, present in person or by proxy at the Special Meeting, and by the affirmative vote of a majority of the outstanding shares of our common stock only (not including shares held by THL or Goldman

Sachs or any of our executive officers or directors) and our receipt of sufficient financing to consummate the Proposed Recapitalization. The Special Meeting is currently scheduled for May 18, 2011.

Concurrently with entering into the Recapitalization Agreement, we and Worldwide entered into a consent agreement with certain affiliates of Goldman Sachs who are the holders of the Notes, or the GS Note Holders, pursuant to which, in exchange for a payment of $5,000,000, the GS Note Holders agreed to enter into a supplemental indenture to the indenture governing the Notes that will, among other things, amend the indenture in order to permit the Proposed Recapitalization and the cash payments under the Recapitalization Agreement. On April 19, 2011, Worldwide, the guarantors party to the indenture governing the Notes and the trustee entered into the supplemental indenture. In addition, on April 15, 2011, the syndication process was completed for a new $540 million senior secured credit facility, or the New Credit Facility, consisting of a $150 million, five-year revolving credit facility and a $390 million, six-year term loan. Upon closing, the net proceeds from the term loan under the New Credit Facility would be used to consummate the Proposed Recapitalization and to refinance the Senior Facility. Closing of the New Credit Facility is subject to finalization of a new credit agreement with the lenders on customary terms and conditions and is conditional upon the closing of the Proposed Recapitalization.

Our principal executive offices are located at 2828 N. Harwood Street, Suite 1500, Dallas, Texas 75201, and our telephone number is (214) 999-7552. Our website address is www.moneygram.com. The information on our website is not part of this prospectus.

Our Segments

We manage our business primarily through two segments: Global Funds Transfer and Financial Paper Products. Following is a description of each segment.

Global Funds Transfer Segment

The Global Funds Transfer segment is our primary segment, providing money transfer and bill payment services to consumers who are often unbanked or underbanked. Unbanked consumers are those consumers who do not have a traditional relationship with a financial institution. Underbanked consumers are consumers who, while they may have a savings account with a financial institution, do not have a checking account. Other consumers who use our services are convenience users and emergency users who may have a checking account with a financial institution but prefer to use our services on the basis of convenience or to make emergency payments. We primarily offer services to consumers through third-party agents, including retail chains, independent retailers and financial institutions.

In 2010, our Global Funds Transfer segment had total fee and investment revenue of $1,053.3 million. We continue to focus on the growth of our Global Funds Transfer segment outside of the United States. During 2010, 2009 and 2008, operations outside of the United States generated 28 percent, 27 percent and 25 percent, respectively, of our total company fee and investment revenue and 31 percent of our Global Funds Transfer segment fee and investment revenue in all three years.

We derive our money transfer revenues primarily from consumer transaction fees and the management of currency exchange spreads on money transfer transactions involving different “send” and “receive” currencies, and we derive our bill payment revenues primarily from transaction fees charged to consumers for each bill payment transaction completed.

Financial Paper Products Segment

Our Financial Paper Products segment provides money orders to consumers through our retail and financial institution agent locations in the United States and Puerto Rico and provides official check services for financial institutions in the United States.

In 2010, our Financial Paper Products segment posted revenues of $109.5 million. Since early 2008, our investment portfolio has consisted of lower risk, highly liquid, short-term securities that produce a lower rate of return, which has resulted in lower revenues and profit margins in our Financial Paper Products segment.

We generate revenue from money orders by charging per item and other fees, as well as from the investment of funds underlying outstanding money orders, which generally remain outstanding for fewer than ten days. As with money orders, we generate revenue from our official check outsourcing services from per item and other fees and from the investment of funds underlying outstanding official checks, which generally remain outstanding for fewer than 3.8 days.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement before deciding whether to purchase our securities. In particular, you should carefully consider the risk factors described below and the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in any applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any such reports or documents and cautionary notes regarding forward looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series, which could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock.

Under our certificate of incorporation, our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series. Therefore, our board of directors may designate a new series of preferred stock with the rights, preferences and privileges that the board of directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of preferred stock could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

Except for our common stock, there is no public market for the securities that we may offer using this prospectus.

Except for our common stock, no public market exists for the securities that we may offer using this prospectus, and we cannot assure the liquidity of any market that may develop, the ability of the holders to sell their securities, or the price at which the securities may be sold. Our common stock is traded on the New York Stock Exchange. We do not intend to apply for listing of any other securities that we may offer using this prospectus on any securities exchange. Future trading prices of the securities will depend on many factors including, among others, prevailing interests rates, our operating results and the market for similar securities.

The market price of our common stock may be volatile.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which may be beyond our control. These factors include the perceived prospects or actual operating results of our business; changes in estimates of our operating results by analysts, investors or our management; our actual operating results relative to such estimates or expectations; actions or announcements by us or our competitors; litigation and judicial decisions; legislative or regulatory actions; and changes in general economic or market conditions. In addition, the stock market in general has from time to time experienced extreme price and volume fluctuations. These market fluctuations could reduce the market price of our common stock for reasons unrelated to our operating performance.

Our charter documents and Delaware law contain provisions that could delay or prevent an acquisition of our company, which could inhibit our stockholders’ ability to receive a premium on their investment from a possible sale of our company.

Our charter documents contain provisions that may discourage third parties from seeking to acquire our company. These provisions and specific provisions of Delaware law relating to business combinations with interested stockholders may have the effect of delaying, deterring or preventing a merger or change in control of our company. Some of these provisions may discourage a future acquisition of our company even if stockholders would receive an attractive value for their shares or if a significant number of our stockholders believed such a proposed transaction to be in their best interests. As a result, stockholders who desire to participate in such a transaction may not have the opportunity to do so.

Our debt securities are effectively subordinated to the obligations of our subsidiaries.

We conduct our operations through our subsidiaries. Even if our debt securities are unsubordinated obligations, they will be effectively subordinated to all liabilities of our subsidiaries, to the extent of their assets. Our subsidiaries are separate and distinct legal entities and, unless they guarantee our debt securities, have no obligation to pay any amounts due under our indebtedness, including our debt securities, or to make any funds available to us, whether by paying dividends or otherwise, so that we can do so.

The Indentures do not limit the amount of indebtedness that we may incur.

The Indentures, which are defined and described below under the heading “Description of Debt Securities,” do not limit the amount of secured or unsecured indebtedness that we may incur. The Indentures do not contain any debt covenants or provisions that would afford the holders of our debt securities protection in the event we participate in a highly leveraged transaction.

Any debt securities that we may issue could contain covenants that may restrict our ability to operate, obtain financing or pay dividends, and our noncompliance with one of these restrictive covenants could lead to a default on those debt securities and any other indebtedness.

If we issue debt securities covered by this prospectus or any future indebtedness, those securities or future indebtedness may be subject to restrictive covenants, some of which may limit the way in which we can operate our business and significantly restrict our ability to incur additional indebtedness or to issue preferred stock or pay dividends. Noncompliance with any covenants under that indebtedness, unless cured, modified or waived, could lead to a default not only with respect to that indebtedness, but also under any other indebtedness that we may incur. If this were to happen, we might not be able to repay or refinance all of our debt.

If we issue a large amount of debt, it may be more difficult for us to obtain financing and will increase the cost of our debt.

The issuance of debt securities could increase our debt-to-equity ratio or leverage, which may in turn make it more difficult for us to obtain future financing. In addition, the issuance of any debt securities will increase the amount of interest we will need to pay, except to the extent that the proceeds from the issuance of debt securities are used to repay other outstanding indebtedness. Finally, our level of indebtedness, and in particular any significant increase in it, may make us more vulnerable if there is a downturn in our business or the economy.

THE SUBSIDIARY GUARANTORS

Certain of our subsidiaries, which we refer to as the “Subsidiary Guarantors” in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. If we issue a series of debt securities guaranteed by any of our subsidiaries, we will identify the specific subsidiary or subsidiaries and describe the particular terms of any guarantees of such series in the applicable prospectus supplement.

Financial information relating to our Subsidiary Guarantors and any non-guarantor subsidiaries has been included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment, the financing of possible acquisitions or stock repurchases. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND
TO FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and of earnings to fixed charges and preferred dividend requirements for the periods indicated are as follows:

	Three Months
	Ended
	March 31,	Year Ended December 31,
	2011	2010	2009	2008	2007	2006

Ratio of Earnings to Fixed Charges	1.65	1.41	0.80	N/A	N/A	16.70
Ratio of Earnings to Fixed Charges and Preferred Dividend Requirements	0.49	0.50	0.32	N/A	N/A	16.70

For purposes of computing the ratios, earnings consist of consolidated income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest on long-term debt, amortization of debt expense, premium and discount, and the portion of interest expense on operating leases we believe to be representative of the interest factor.

We did not record any earnings for the fiscal years ended December 31, 2008 and December 31, 2007. Accordingly, our earnings were insufficient to cover fixed charges in such periods. The dollar amount of the deficiency in earnings available for fixed charges for the fiscal years ended December 31, 2008 and December 31, 2007 was approximately $337,191 and $993,267, respectively. The dollar amount of the deficiency in earnings available for fixed charges and preferred dividend requirements for the fiscal years ended December 31, 2008 and December 31, 2007 was approximately $455,027 and $993,267, respectively.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of the common stock that we may offer using this prospectus. The following description is only a summary and does not purport to be complete and is qualified by reference to our certificate of incorporation and bylaws. Our certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain copies.

General

Our certificate of incorporation currently authorizes the issuance of two classes of capital stock:

•	common stock, par value $0.01 per share (1,300,000,000 shares authorized), and

•	preferred stock, par value $0.01 per share (7,000,000 shares authorized).

As of May 12, 2011, there were 83,710,522 shares of our common stock outstanding. As of May 12, 2011, there were zero shares of our Series A Junior Participating Preferred Stock (the “Series A Junior Stock” and, collectively with the Series B Stock and the Series D Stock, the “Preferred Stock”), 495,000 shares of the B Stock, 272,500 shares of the B-1 Stock and zero shares of the Series D Stock outstanding. Our outstanding common stock is, and any newly issued common stock will be, fully paid and non-assessable.

Our board of directors is authorized to provide for the issue, from time to time, of preferred stock in series and, as to each series, to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of those shares and the qualifications, limitations and restrictions of those shares. As a result, our board of directors could, without stockholder approval, authorize the issuance of preferred stock with dividend, redemption or conversion provisions that could have an adverse effect on the availability of earnings for distribution to the holders of our common stock, or with voting, conversion or other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of our common stock. See “Description of Preferred Stock.”

Dividend Rights

Subject to the prior dividend rights of the holders of any preferred stock and the other limitations set forth in the following paragraph, dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available therefor.

We and our subsidiaries are parties to agreements pursuant to which we borrow money, and certain covenants in these agreements limit our ability to pay dividends or other distributions with respect to our common stock or to repurchase common stock. In addition, we and our subsidiaries may become parties to future agreements that contain such restrictions. These covenants will be described in more detail in the prospectus supplement relating to any common stock that we offer using this prospectus.

Voting Rights

The holders of our common stock have voting rights and are entitled to one vote for each share held. There are no cumulative voting rights.

Liquidation Rights

Upon any liquidation, dissolution or winding up of our company, the holders of our common stock shall be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Conversion, Redemption and Preemptive Rights

Our common stock is not entitled to any conversion or redemption rights. Holders of our common stock do not have any preemptive right or other subscription rights to subscribe for additional securities we may issue.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws could make the acquisition of control of our company and/or the removal of our existing management more difficult, including those that provide as follows:

•	subject to the rights of holders of shares of the Preferred Stock, our board of directors fixes the size of our board of directors within certain limits, may create new directorships and may appoint new directors to serve for the full term of the class of directors in which the new directorship was created. Our board of directors (or its remaining members, even though less than a quorum) also may fill vacancies on our board of directors occurring for any reason for the remainder of the term of the class of director in which the vacancy occurred;

•	our board of directors may issue preferred stock without any vote or further action by the stockholders;

•	subject to the rights of holders of shares of the Preferred Stock, special meetings of our stockholders may be called only by the chairman of our board of directors or our board of directors, and not by our stockholders;

•	our board of directors may adopt, amend, alter or repeal our bylaws without a vote of our stockholders;

•	subject to the rights of holders of shares of Preferred Stock, all stockholder actions must be taken at a regular or special meeting of our stockholders and cannot be taken by written consent without a meeting;

•	we have advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, which generally require that stockholder proposals and nominations be provided to us between 90 and 120 days before the anniversary of our last annual meeting in order to be properly brought before a stockholder meeting; and

•	certain business combinations with an “interested stockholder” (defined in our certificate of incorporation as a holder of 10% or more of our outstanding voting stock) must be approved by holders of 66 2/3% of the voting power of shares not owned by the interested stockholder, unless the business combination is approved by a majority of our “continuing directors” (as defined in our certificate of incorporation) or meets certain requirements regarding price and procedure.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers and shares held by certain employee stock plans; and

•	the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

However, this business combination prohibition may be negated by certain actions. For example:

•	if we, with the support of a majority of our continuing directors, propose at any time another merger or sale or do not oppose another tender offer for at least 50% of our shares, the interested stockholder is released from the three-year prohibition and free to compete with that other transaction; or

•	our stockholders may choose to amend our certificate of incorporation to opt out of Section 203 of the Delaware General Corporation Law at any time by a vote of at least a majority of its outstanding voting power; provided that, the amendment to opt out of Section 203 will not be effective until 12 months after the adoption of such amendment.

Under Section 203 of the Delaware General Corporation Law, a business combination generally includes a merger, asset or stock sale, loan, substantial issuance of stock, plan of liquidation, reincorporation or other transaction resulting in a financial benefit to the interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

The provisions of Section 203 of the Delaware General Corporation Law do not apply to the Investors’ acquisition of shares of the Series B Stock or to any transaction related to such acquisition and would not apply to the Investors’ acquisition of shares of our common stock or Series D Stock in connection with the Proposed Recapitalization or any transaction related to such acquisition, which were approved by our continuing directors.

DESCRIPTION OF PREFERRED STOCK

This section summarizes the general terms and provisions of our existing preferred stock and the preferred stock that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at our certificate of incorporation and the relevant certificate of designations for a full understanding of all the rights and preferences of any series of our preferred stock. Our certificate of incorporation and the certificates of designations have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain copies.

With respect to preferred stock that we may offer using this prospectus, a prospectus supplement will describe the specific terms of any particular series of preferred stock offered under that prospectus supplement, including any of the terms in this section that will not apply to that series of preferred stock, and any special considerations, including tax considerations, applicable to investing in that series of preferred stock.

Preferred Stock We May Issue Under this Prospectus

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designations relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designations as an exhibit or incorporate it by reference.

Our board of directors can, without stockholder approval, issue one or more series of preferred stock. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to determine the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. Under certain circumstances, preferred stock could restrict dividend payments to holders of our common stock.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Existing Preferred Stock

Under our certificate of incorporation, our board of directors has the authority to issue up to 7,000,000 shares of preferred stock in one or more series and to determine the rights, preferences, privileges and restrictions of the preferred stock. The rights, preferences, privileges and restrictions on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds and other matters.

As of May 12, 2011, there were 83,710,522 shares of our common stock and 767,500 shares of our preferred stock issued and outstanding. We have issued and outstanding 495,000 shares of B Stock and 272,500 shares of B-1 Stock. We have designated 760,000 shares of preferred stock as B Stock, 500,000 shares of preferred stock as B-1 Stock, 200,000 shares of preferred stock as Series D Stock and 2,000,000 shares of preferred stock as Series A Junior Stock.

On March 25, 2008, we issued 495,000 shares of B Stock and 272,500 shares of B-1 Stock in a private offering to the Investors. We entered into a Registration Rights Agreement, dated as of March 25, 2008 (the “Registration Rights Agreement”), pursuant to which we agreed to file a shelf registration statement with the SEC covering resales of the Preferred Stock, as well as shares of our common stock issuable upon conversion of, or in connection with, the Preferred Stock.

On March 7, 2011, we entered into the Recapitalization Agreement, pursuant to which, subject to the terms and conditions set forth therein, (i) THL will convert all of the shares of B Stock into shares of our common stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B Participating Convertible Preferred Stock, (ii) Goldman Sachs will convert all of the shares of B-1 Stock into shares of Series D Stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock, (iii) THL will receive approximately 28.2 million additional shares of our common stock and $140.8 million in cash, and (iv) Goldman Sachs will receive approximately 15,504 additional shares of Series D Stock (equivalent to approximately 15.5 million shares of our common stock) and $77.5 million in cash. The Proposed Recapitalization has been approved unanimously by our board of directors following the recommendation of a special committee of the board of directors comprised of independent and disinterested members of our board of directors, but remains subject to various conditions contained in the Recapitalization Agreement, as amended on May 4, 2011. Pursuant to the Recapitalization Agreement, we agreed to file a pre-effective amendment to the registration statement of which this prospectus is a part to cover resales of the common stock to be issued pursuant to such agreement, the common stock issuable upon conversion of the Series D Stock to be issued pursuant to such agreement, and the Series D Stock to be issued pursuant to such agreement.

The following is a summary of the material terms of the B Stock, the B-1 Stock, the Series D Stock and the Series A Junior Stock, the Registration Rights Agreement and the registration provisions of the Recapitalization Agreement. You should refer to the actual terms of each class of Preferred Stock and certificate of designations with respect to such class of Preferred Stock filed with the Secretary of State of the State of Delaware, the Registration Rights Agreement and the Recapitalization Agreement. Each holder may request a copy of the certificates of designations governing the Preferred Stock, the Registration Rights Agreement and the Recapitalization Agreement from us at the address set forth under “Documents Incorporated by Reference.” The certificates of designations with respect to the B Stock, the B-1 Stock and the Series D Stock are included as exhibits to our Current Report on Form 8-K, filed with the SEC on March 28, 2008. The certificate of designation with respect to the Series D Stock will be amended, and timely filed with the SEC, if the Proposed Recapitalization occurs. Additionally, the certificate of designations with respect to the Series A Junior Stock is included as an exhibit to our Quarterly Report for the quarter ended June 30, 2004 on Form 10-Q, filed with the SEC on August 13, 2004.

The Preferred Stock is not listed on any securities exchange.

The transfer agent and registrar for our preferred stock is Wells Fargo Shareowner Services.

The B Stock

As of May 12, 2011, we have issued and outstanding 495,000 shares of B Stock. If the Proposed Recapitalization occurs, we will no longer have any outstanding shares of B Stock.

Rank.  The B Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, (i) senior to our common stock, the Series D Stock and all shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, (ii) on a parity with the B-1 Stock and all shares of capital stock that we have issued or will issue, the terms of which do not specifically provide that such shares of capital stock rank senior or junior to the B Stock, and (iii) junior to all shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank senior to the B Stock.

Dividends.  We pay the record holders of the B Stock, when and as declared by our board of directors, a quarterly cash dividend on each share of the B Stock at an annual rate of 10.00% of the sum of (i) the $1,000 liquidation preference on each share and (ii) all accumulated and unpaid dividends, excluding any dividends accruing during the current dividend period (the “B Stock Dividends”). Dividends are payable only out of the assets legally available therefor. The B Stock Dividends accrue and accumulate on a daily basis from the date of our original issue of the B Stock (March 25, 2008) and, if declared, are payable quarterly on the following dates each year: June 24 (the 91st calendar day after March 25), September 22 (the 181st calendar day after March 25), December 21 (the 271st calendar day after March 25) and March 25 (the anniversary of the original issuance date), or if those dates are not a business day, the next succeeding business day. In the event that we fail to timely pay dividends to the holders of the B Stock or the B-1 Stock or we fail to redeem shares of the B Stock or the B-1 Stock as required, the annual rate will be changed to 15.00%; provided, however, that upon a determination by the independent directors, until March 25, 2013, dividends may be accrued at an annual rate of 12.50% of the sum of (i) the $1,000 liquidation preference and (ii) all accumulated and unpaid dividends, compounding quarterly, in lieu of paying such dividends in cash currently.

In addition to the B Stock Dividends, the record holders of the B Stock are entitled to participate equally and ratably with the holders of our common stock in all dividends and distributions paid on our common stock (the “Common Stock Dividends”) as if, immediately prior to such payment, each outstanding share of the B stock were converted into shares of our common stock in the manner described below under “— Existing Preferred Stock — The B Stock — Conversion.”

Dividends are payable to holders of the B Stock as they appear in our records at the close of business on the applicable record date, which (i) with respect to the B Stock Dividends, is not more than 30 days nor less than ten days preceding such dividend payment date and (ii) with respect to the Common Stock Dividends is the same day as the record date for the payment of dividends to the holders of shares of our common stock.

During any period (i) beginning with our failure to pay dividends in full upon the B Stock or the B-1 Stock and ending at such time when all such dividends have been paid in full in cash, (ii) prior to March 25, 2013, in respect of which we elect to accrue dividends, or (iii) beginning with our failure to redeem shares of the B Stock as required and ending at such time when the full redemption price for such shares have been paid in cash (“Stoppage Period”), (a) no dividends will be declared or paid or set apart for payment on any shares of our common stock, shares of the Series D Stock or shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, and (b) with limited exceptions, no such shares described in clause (a) will be redeemed, purchased or otherwise acquired. Further, during any Stoppage Period, we will not redeem, purchase or otherwise acquire any shares of the B-1 Stock or any shares of capital stock that we have issued or will issue, the terms of which do not specifically provide that such shares of capital stock rank senior to the B Stock.

Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the record holders of shares of the B Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders or the proceeds thereof, subject to the rights of any of our creditors, a liquidation preference equal to the greater of (i) the sum of (a) $1,000 per share and (b) an amount equal to all accumulated and unpaid dividends, if any (whether or not declared), to the date of payment and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of the B Stock into shares of our common stock in the manner described below under “— Existing Preferred Stock — The B Stock — Conversion.” Such amount is to be paid before any payment or distribution of any of our assets is made or set apart for holders of our common stock, the Series D Stock or any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the B Stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the B Stock as to liquidation rights, then the record holders of shares of the B Stock and all other classes or series of capital stock of that kind will share proportionately in any such distribution of assets in proportion to the full respective liquidating distributions to which they would otherwise be entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity, by itself, will not be deemed to constitute the liquidation, dissolution or winding-up of our affairs.

Redemption at our Option.  After March 25, 2013, if the average market price of our common stock during a period of thirty consecutive trading days ending on the tenth day prior to the date we exercise this option exceeds the “Redemption Trigger Price,” we may, at our option, redeem, out of assets lawfully available for the redemption of shares, all (but not less than all) of the outstanding shares of the B Stock for an amount in cash equal to $1,000 per share and all accumulated and unpaid dividends, if any, to the date of redemption. The Redemption Trigger Price is initially set at $15.00 but is subject to adjustment in the same manner as the B Conversion Price is, which is discussed below in “— Existing Preferred Stock — The B Stock — Conversion.”

In the event of a redemption at our option of shares of the B Stock, we will deliver written notice to each holder not less than 15 days and no more than 20 days prior to the date on which the holder is to surrender the certificates representing shares to be redeemed. Until the date on which the holder is to surrender its certificates, it may convert its B Stock as described below under “— Existing Preferred Stock — The B Stock — Conversion.”

Redemption at the Option of the Holder.  At any time after March 25, 2018, upon the approval by holders of at least a majority of the outstanding shares of the B Stock and the B-1 Stock voting together as a class, we will redeem all, but not less than all, of the outstanding shares of the B Stock and the B-1 Stock at a redemption price in cash equal to the sum of $1,000 per share and all accumulated and unpaid dividends to the date of redemption. Additionally, in connection with a “change of control,” each holder of shares of the B Stock will have the right to require us to redeem such holder’s shares of the B Stock at a redemption price in cash equal to 101% of the sum of (i) $1,000 per share and (ii) an amount equal to all accumulated and unpaid dividends to the date of change of control. A “change of control” includes, among other things, the acquisition by any person (other than any Investor or any of its affiliates) of 50% or more of the combined voting power of our outstanding voting securities and the approval by stockholders of our liquidation or dissolution.

Conversion.  Each holder of shares of the B Stock has the right, at such holder’s option and upon providing us with a written notice, to convert any or all of such holder’s shares of the B Stock into fully paid and non-assessable shares of our common stock at a conversion price equal to $2.50, subject to adjustments as described in the paragraph below (the “B Conversion Price”). The number of shares of our common stock into which each share of the B Stock is convertible will be determined by dividing the sum of $1,000 per share and all accumulated and unpaid dividends to the date of conversion by the B Conversion Price. Notwithstanding the foregoing, the B Stock may not be converted into our common stock to the extent such conversion would result in a number of shares of our common stock to be issued that would exceed the number of shares of our common stock authorized for issuance. In such an event, however, the holder may, at the election of the holder, convert such shares of the B Stock into the number of shares of the Series D Stock, or fraction thereof, that are then convertible into the number of shares of our common stock that such holder would have been entitled to upon conversion. We will not issue fractional shares of our common stock upon conversion; instead, we will pay cash for each fractional share based upon the market price of our common stock on the date of conversion.

The B Conversion Price will be reduced in the event we issue or sell any shares of our common stock without consideration or for consideration per share less than the market price of our common stock, as of the day of such issuance or sale. In such event, the B Conversion Price will be reduced by multiplying it by a fraction of which the numerator is the sum of (i) the number of shares of our common stock outstanding immediately prior to such issuance or sale and (ii) the number of additional shares of our common stock that the aggregate consideration we received for the number of shares of our common stock so offered would purchase at the market price per share of our common stock on the last trading day immediately preceding such issuance or sale, and of which the denominator is the number of shares of our common stock outstanding immediately after such issuance or sale. Additionally, the B Conversion Price will be adjusted in the event we declare a stock dividend on our common stock or subdivide, combine or reclassify the outstanding shares of common stock. In such event, the B Conversion Price will be adjusted to the number obtained by multiplying the B Conversion Price by a fraction, the numerator of which will be the number of shares of our common stock outstanding immediately prior to such action and denominator of which will be the number of shares of our common stock outstanding immediately following such action. Further, in the event we effect a pro rata repurchase of our common stock, then the B Conversion Price will be reduced by multiplying it by a fraction of which the numerator will be the product of the number of shares of our common stock outstanding and the market price per share of our common stock on the trading day next succeeding the dividend payment date, and the denominator of which will be the sum of the fair market value of the aggregate consideration payable to stockholders based upon the acceptance of all shares validly tendered or exchanged and not withdrawn as of the dividend payment date and the product of the number of shares of our common stock outstanding (less any purchased shares) at the dividend payment date and the market price per share of common stock on the trading day next succeeding the dividend payment date. Lastly, in the event we fix a record date for the making of a dividend to all holders of shares of our common stock of shares of any person other than ourselves, of evidence of our indebtedness, of assets, or of rights in respect of any of the foregoing, the B Conversion Price will be reduced to the price determined by multiplying it by a fraction, the numerator of which will be the market price per share of our common stock on such record date less the then fair market value as of such record date of the dividends so paid with respect to one share of our common stock, and the denominator of which will be the market price per share of our common stock on such record date. In the event such dividend is not made, the B Conversion Price will be re-adjusted as if such record date had not been fixed.

Voting Rights.  In general, the holders of shares of the B Stock are entitled to vote with the holders of the our common stock on all matters submitted for a vote of holders of our common stock (voting together with the holders of our common stock as one class). However, with respect to (i) the issuance of any security convertible into, or exchangeable for, shares of securities senior to or on par with the B Stock, except for issuances of shares of the B Stock upon conversion of the B-1 Stock, (ii) a split, reclassification or combination of shares of the B Stock or the B-1 Stock, (iii) an increase in the authorized number of shares of the B Stock or the B-1 Stock, or (iv) the amendment, alteration or repeal of any provision of the certificate of designations applicable to the B Stock or any other provision of our Certificate of Incorporation in a manner that would adversely affect the preferences, rights, privileges and powers of the holders of shares of the B Stock, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock and B-1 Stock (voting together as one class) will be needed. Further, during any period beginning when we fail to redeem shares of the B Stock or the B-1 Stock as required and ending with such redemption, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock and the B-1 Stock (voting together as one class) is required for us to (i) institute (or permit any of our subsidiaries to institute) a voluntary bankruptcy proceeding, (ii) make an assignment for the benefit of creditors, (iii) adopt a plan or agreement of liquidation or dissolution, or (iv) increase the number of directors comprising our board of directors above thirteen. Lastly, during any period beginning when we fail to redeem shares of the B Stock or the B-1 Stock as required and ending with such redemption, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock is required for us to, among other things, (i) declare, set aside or pay any dividend on our common stock, the Series D Stock or any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, (ii) purchase, redeem or otherwise acquire or retire for value any shares of our common stock, our Series D Stock or any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, (iii) issue any shares of our common stock, our Series D Stock or any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, except for issuances to holders of shares of the B Stock or the B-1 Stock, (iv) incur or guarantee in an aggregate principal amount of outstanding indebtedness in excess of $1.1 billion; (v) effect any acquisition of a business or a material portion of the assets of any other person for consideration in excess of $25.0 million, (vi) make any sale or other disposition of any of our assets with a fair market value in excess of $25.0 million individually, except sales in the ordinary course of business, or (vii) hire, terminate or change the compensation of any executive officer except for ordinary raises consistent with past practices.

The B-1 Stock

As of May 12, 2011, we have issued and outstanding 272,500 shares of B-1 Stock. If the Proposed Recapitalization occurs, we will no longer have any outstanding shares of B-1 Stock.

Rank.  The B-1 Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, (i) senior to our common stock, the Series D Stock and all shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B-1 Stock, (ii) on a parity with the B Stock and all shares of capital stock that we have issued or will issue, the terms of which do not specifically provide that such shares of capital stock rank senior or junior to the B-1 Stock, and (iii) junior to all shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank senior to the B-1 Stock.

Dividends.  We pay the record holders of shares of the B-1 Stock, when and as declared by our board of directors, a quarterly cash dividend on each share of the B-1 Stock at an annual rate of 10.00% of the sum of (i) the $1,000 liquidation preference on each share and (ii) all accumulated and unpaid dividends, excluding any dividends accruing during the current dividend period (the “B-1 Stock Dividends”). Dividends are payable only out of the assets legally available therefor. The B-1 Stock Dividends accrue and accumulate on a daily basis from the date of our original issue of the B-1 Stock (March 25, 2008) and, if declared, are payable quarterly on each of the following dates each year: June 24 (the 91st calendar day after March 25), September 22 (the 181st calendar day after March 25), December 21 (the 271st calendar day after March 25) and March 25 (the anniversary of the original issuance date), or if such date is not a business day, the next succeeding business day. In the event that we fail to timely pay dividends to the holders of shares of the B Stock or the B-1 Stock or we fail to redeem shares of the B Stock or the B-1 Stock as required, the annual rate will be changed to 15.00%; provided, however, that upon a determination by the independent directors, until March 25, 2013 dividends may be accrued at an annual rate of 12.50% of the sum of (i) the

$1,000 liquidation preference and (ii) all accumulated and unpaid dividends, compounding quarterly, in lieu of paying such dividends in cash currently.

In addition to the B-1 Stock Dividends, the record holders of the B-1 Stock are entitled to participate equally and ratably with the holders of the Series D Stock in all dividends and distributions paid on such shares (the “Series D Stock Dividends”) as if, immediately prior to such payment, each outstanding share of the B-1 stock were converted into shares of the Series D Stock in the manner described below under “— Existing Preferred Stock — The B-1 Stock — Conversion.”

Dividends are payable to holders of shares of the B-1 Stock as they appear in our records at the close of business on the applicable record date, which (i) with respect to the B-1 Stock Dividends, is not more than 30 days nor less than ten days preceding such dividend payment date and (ii) with respect to the Series D Stock Dividends is the same day as the record date for the payment of dividends to the holders of shares of the Series D Stock.

During any Stoppage Period, (i) no dividends will be declared or paid or set apart for payment on any of our common stock, the Series D Stock or shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B-1 Stock, and (ii) with limited exceptions, no such shares described in clause (i) will be redeemed, purchased or otherwise acquired. Further, during any Stoppage Period, we will not redeem, purchase or otherwise acquire any shares of the B Stock or any shares of capital stock that we have issued or will issue, the terms of which do not specifically provide that such shares of capital stock rank senior to the B-1 Stock

Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the record holders of shares of the B-1 Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders or the proceeds thereof, subject to the rights of any of our creditors, a liquidation preference equal to the greater of (i) the sum of (a) $1,000 per share and (b) an amount equal to all accumulated and unpaid dividends, if any (whether or not declared), to the date of payment and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of the B-1 Stock into shares of our common stock in the manner described below under “— Existing Preferred Stock — The B-1 Stock — Conversion.” Such amount is to be paid before any payment or distribution of any of our assets are made or set apart for holders of our common stock, the Series D Stock and any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B-1 Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the B-1 Stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the B-1 Stock as to liquidation rights, then the record holders of the B-1 Stock and all other classes or series of capital stock of that kind will share proportionately in any such distribution of assets in proportion to the full respective liquidating distributions to which they would otherwise be entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity will not, by itself, be deemed to constitute the liquidation, dissolution or winding-up of our affairs.

Redemption at Our Option.  After March 25, 2013, if the average market price of our common stock during a period of 30 consecutive trading days ending on the tenth day prior to the date we exercise this option exceeds the Redemption Trigger Price, we may, at our option, redeem, out of assets lawfully available for the redemption of shares, all (but not less than all) of the outstanding shares of the B-1 Stock for an amount in cash equal to $1,000 per share plus all accumulated and unpaid dividends, if any, to the date of redemption. The Redemption Trigger Price is initially set at $15.00 but is subject to adjustment in the same manner as the B Conversion Price is, as discussed above in “— Existing Preferred Stock — The B Stock — Conversion.”

In the event of a redemption at our option of shares of the B-1 Stock, we will deliver written notice to each holder not less than 15 days and no more than 20 days prior to the date on which the holder is to surrender the certificates representing shares to be redeemed. Until the date on which the holder is to surrender its certificates, it may convert its shares of the B-1 Stock as described below under “— Existing Preferred Stock — The B-1 Stock — Conversion.”

Redemption at the Option of the Holder.  At any time after March 25, 2018, upon the approval by holders of at least a majority of the outstanding shares of the B Stock and the B-1 Stock voting together as a class, we will redeem all, but not less than all, of the outstanding shares of the B Stock and the B-1 Stock at a redemption price in cash equal to the sum of $1,000 per share and all accumulated and unpaid dividends to the date of redemption. Additionally, in connection with a “change of control,” each holder of shares of the B-1 Stock will have the right to require we redeem such holder’s shares of the B-1 Stock at a redemption price in cash equal to 101% of the sum of (i) $1,000 per share and (ii) an amount equal to all accumulated and unpaid dividends to the date of change of control. A “change of control” includes, among other things, the acquisition by any person (other than any Investor or any of its affiliates) of 50% or more of the combined voting power of our outstanding voting securities and the approval by stockholders of our liquidation or dissolution.

Conversion.  Each holder of shares of the B-1 Stock has the right, at such holder’s option and upon providing us with a written notice, to convert any or all of such holder’s shares of the B-1 Stock into fully paid and non-assessable shares of the Series D Stock at a conversion price equal to the product of $2.50, subject to adjustments as described above under “— Existing Preferred Stock — The B Stock — Conversion” (the “B-1 Conversion Price”), and 1,000. The number of shares of the Series D Stock into which each share of the B-1 Stock is convertible is determined by dividing the sum of $1,000 per share and all accumulated and unpaid dividends to the date of conversion by the B-1 Conversion Price. Notwithstanding the foregoing, shares of the B-1 Stock may not be converted into shares of the Series D Stock to the extent such conversion would result in a number of shares of the Series D Stock to be issued that would exceed the number of shares of the Series D Stock authorized for issuance. Fractional shares of the Series D Stock may be issued upon conversion.

Notwithstanding the foregoing, each share of the B-1 Stock, if transferred by the beneficial owner of such share to any person other than an affiliate of Goldman Sachs, will automatically be converted upon transfer into one share of the B Stock.

Voting Rights.  In general, the holders of the shares of the B-1 Stock will have no voting rights. With respect to an amendment, alteration or repeal of any provision of the certificate of designations applicable to the B-1 Stock in a manner that would adversely affect the preferences, rights, privileges and powers of the B-1 Stock, however, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock and the B-1 Stock (voting together as one class) will be needed. Further, during any period beginning when we fail to redeem shares of the B Stock or the B-1 Stock as required and ending with such redemption, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock and B-1 Stock (voting together as one class) is required for us to (i) institute (or permit any of our subsidiaries to institute) a voluntary bankruptcy proceeding, (ii) make an assignment for the benefit of creditors, (iii) adopt a plan or agreement of liquidation or dissolution, or (iv) increase the number of directors comprising our board of directors above thirteen.

The Series D Stock

As of May 12, 2011, we have no outstanding shares of Series D Stock. If the Proposed Recapitalization occurs before June 24, 2011, we will have 173,190 shares of Series D Stock issued and outstanding.

Rank.  The Series D Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, (i) on a parity with our common stock, and (ii) junior to all other class or series of our equity securities that we have issued or will issue that by its terms ranks senior to the Series D Stock.

Dividends.  The record holders of the Series D Stock are entitled to participate equally and ratably with the holders of our common stock in all dividends and distributions paid on such shares as if, immediately prior to such payment, each outstanding share of the Series D Stock were converted into shares of our common stock in the manner described below under “— Existing Preferred Stock — The Series D Stock — Conversion.” Dividends are payable to holders of the Series D Stock as they appear in our records at the close of business on the applicable record date, which is the same day as the record date for the payment of dividends to the holders of shares of our common stock.

Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the record holders of shares of the Series D Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders or the proceeds thereof, subject to the rights of any of our creditors, a liquidation preference equal to the sum of (i) $0.01 per share and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of the Series D Stock into shares of our common stock in the manner described below under “— Existing Preferred Stock — The Series D Stock — Conversion.”

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity will not, by itself, be deemed to constitute the liquidation, dissolution or winding-up of our affairs.

Redemption.  Shares of the Series D Stock are not redeemable at either our option or the holder’s option.

Conversion.  Each holder of shares of the Series D Stock has the right, at such holder’s option and upon providing us with a written notice, to convert any or all of such holder’s shares of the Series D Stock into fully paid and non-assessable shares of our common stock unless such conversion would result in a number of shares of our common stock to be issued that would exceed the number of shares of our common stock authorized for issuance. The number of shares of our common stock into which each share of the Series D Stock is convertible will be determined by multiplying each share of the Series D Stock by the conversion ratio, which is initially 1,000 but which is subject to adjustments as discussed in the paragraph below (the “Conversion Ratio”). We will not issue fractional shares of common stock upon conversion; instead, we will pay cash for each fractional share based upon the market price of the common stock on the date of conversion. Notwithstanding the foregoing, shares of the Series D Stock beneficially owned by holders that own such shares by virtue of having converted their shares of the B-1 Stock into shares of the Series D Stock are not entitled to convert into our common stock.

In the event we subdivide, combine or reclassify the outstanding shares of our common stock, the Conversion Ratio will be adjusted to the number obtained by multiplying the Conversion Ratio by a fraction, the numerator of which will be the number of shares of our common stock outstanding immediately following such action, and the denominator of which will be the number of shares of our common stock outstanding immediately prior to such action.

Business Combination.  In the event of any reorganization, merger or similar business combination transaction (“Business Combination”) or the reclassification of our common stock, each holder of a share of the Series D Stock then outstanding will have the right thereafter to exchange such share for the kind and amount of securities, cash and other property, if any, receivable upon the Business Combination or reclassification by a holder of the number of shares of our common stock into which a share of the Series D Stock would have been convertible immediately prior to the Business Combination or reclassification.

Voting Rights.  In general, the holders of shares of the Series D Stock are entitled to vote with the holders of our common stock on an as-converted basis as one class on all matters submitted for a vote of holders of our common stock, except that those who hold such shares by virtue of having converted their shares of the B-1 Stock into shares of the Series D Stock are not entitled to vote with the holders of our common stock. Additionally, with respect to an amendment, alteration or repeal of any provision of the certificate of designations applicable to the Series D Stock in a manner that would adversely affect the preferences, rights, privileges and powers of the Series D Stock, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the Series D Stock will be needed.

Amendment in Connection with the Proposed Recapitalization.  The certificate of designations relating to the Series D Stock will be amended immediately prior to the closing of the Proposed Recapitalization to provide that the shares of the Series D Stock received in connection with a conversion of the B-1 Stock or pursuant to the terms of the Recapitalization Agreement are only convertible into shares of our common stock by a holder who receives such shares by means of (i) a widespread public distribution, (ii) a transfer to an underwriter for the purpose of conducting a widespread public distribution, (iii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of our voting securities, or (iv) a transfer to a transferee that would control more than 50% of our voting securities without any transfer from such transferor or its affiliates, as applicable (each of (i) - (iv), a “Widely Dispersed Offering”). In addition, the certificate of designations will be amended such that, in addition to being non-voting while held by Goldman Sachs or its affiliates, the shares of Series D Stock will be non-voting while held by any holder who receives such shares by means other than a Widely Dispersed Offering.

The Series A Junior Stock

In connection with our 2004 spin-off from Viad Corp., our former parent company, we adopted a rights agreement (the “Rights Agreement”) by and between us and Wells Fargo Bank, N.A., as the rights agent. The preferred share purchase rights issuable under the Rights Agreement were attached to the shares of our common stock distributed in the spin-off. The rights allowed its holder to purchase one one-hundredth of a share of the Series A Junior Stock for $100, once they become exercisable. There are no shares of the Series A Junior Stock outstanding, and, as of December 31, 2008, the Rights Agreement was terminated. The certificate of designations with respect to the Series A Junior Stock remains on file with the Secretary of State of the State of Delaware.

Rank.  The Series A Junior Stock ranks, with respect to dividends and distribution of assets, senior to our common stock and junior to all series of any other class of the Preferred Stock.

Dividends.  Each holder of one one-hundredth of a share of the Series A Junior Stock will be entitled to quarterly dividend payments of $0.01 per share or an amount equal to the dividend paid on one share of our common stock, whichever is greater.

Liquidation.  Upon liquidation, each holder of one one-hundredth of a share of the Series A Junior Stock will be entitled to receive the greater of either $1.00 per share or an amount equal to the payment made on one share of our common stock.

Redemption.  Shares of the Series A Junior Stock are not redeemable.

Voting Rights.  Each holder of one one-hundredth of a share of the Series A Junior Stock will have the same voting power as a holder of one share of our common stock.

Business Combination.  If shares of our common stock are exchanged in a Business Combination, holders of one one-hundredth of a share of the Series A Junior Stock will be entitled to a per share payment equal to the payment made on one share of our common stock.

Registration Rights Agreement and the Recapitalization Agreement

The following summary of the registration rights provided in the Registration Rights Agreement and the Recapitalization Agreement is not complete. Investors should refer to the Registration Rights Agreement, which is filed as Exhibit 4.5 to the Current Report on Form 8-K filed on March 28, 2008, and the Recapitalization Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed on March 9, 2011, for a full description of the registration rights.

Pursuant to the Registration Rights Agreement, we agreed to use reasonable best efforts to qualify for registration on Form S-3 and to file a shelf registration statement under the Securities Act of 1933 (the

“Securities Act”) promptly after January 1, 2009. We are obligated to use reasonable best efforts to have a shelf registration statement remain effective at all times.

Pursuant to the Recapitalization Agreement, we agreed to file, prior to the closing of the Proposed Recapitalization, a pre-effective amendment to the registration statement of which this prospectus is a part to cover resales of the common stock to be issued pursuant to the Recapitalization Agreement, the common stock issuable upon conversion of the Series D Stock to be issued pursuant to the Recapitalization Agreement, and the Series D Stock to be issued pursuant to the Recapitalization Agreement.

Miscellaneous

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon the conversion of the B Stock and the Series D Stock, that number of shares of our common stock as shall from time to time be issuable upon the conversion of all the shares of the B Stock and all of the shares of the Series D Stock then outstanding. Shares of the B Stock and the Series D Stock converted into shares of our common stock or otherwise reacquired by us will resume the status of authorized and unissued shares of our preferred stock, undesignated as to series, and will be available for subsequent issuance.

We will at all times reserve and keep available out of our authorized and unissued B Stock and Series D Stock, solely for issuance upon the conversion of the B-1 Stock, that number of shares of the Series D Stock and that number of shares of the B Stock as shall from time to time be issuable upon the conversion of all the shares of the B-1 Stock then outstanding. Shares of the B-1 Stock converted into shares of the Series D Stock or the B Stock or otherwise reacquired by us will resume the status of authorized and unissued shares of our preferred stock, undesignated as to series, and will be available for subsequent issuance.

Certain Provisions of Our Certificate of Incorporation and Bylaws

For a description of some additional provisions of our certificate of incorporation and bylaws, see “Description of Common Stock — Certain Provisions of Our Certificate of Incorporation and Bylaws.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank depositary. The phrase “bank depositary” means a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding and such distribution has been distributed to the holders of depositary shares.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the bank depositary will be liable if we are prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. Our obligations and the obligations of the bank depositary under the depositary agreement will be limited to performance in good faith of their respective duties under the depositary agreement, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF DEBT SECURITIES

The offered debt securities will be either our senior debt securities (the “Senior Debt Securities”) or our subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called the “Indentures.”

The Indentures provide that the Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

The rights of our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary and except to the extent that the Debt Securities are guaranteed by our subsidiaries as described below.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the applicable Indenture.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock or other securities.

If and to the extent specified in the prospectus supplement respecting a particular series of Debt Securities, one or more Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described in the prospectus supplement and under “— Subsidiary Guarantee.” Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

•	the title of the Debt Securities;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

•	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities;

•	each date on which the principal of the Debt Securities will be payable;

•	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

•	each place where payments on the Debt Securities will be payable;

•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the Events of Default;

•	whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, including the Senior Debt Securities, and it may be senior in right of payment to all of our subordinated debt. The prospectus supplement relating to any series of the Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series, including:

•	the applicability and effect of such provisions upon any payment or distribution with respect to that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any of our senior debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities;

•	the definition of “senior debt” applicable to that series and, if the series is issued on a senior subordinated basis, the definition of “subordinated debt” applicable to that series; and

•	the approximate amount of our senior debt to which the that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an event of default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If and to the extent specified in the applicable prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of the Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the senior debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our senior debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

•	remain in full force and effect until either (i) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (ii) released as described in the following paragraph;

•	be binding upon each Subsidiary Guarantor; and

•	inure to the benefit of, and be enforceable by, the applicable Trustee, the holders of the applicable Debt Securities and their successors, transferees and assigns.

In the event that (i) a Subsidiary Guarantor ceases to be a subsidiary of MoneyGram, (ii) either legal defeasance or covenant defeasance occurs with respect to the series or (iii) all or substantially all of the assets or all of the capital stock of a Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any holder of the applicable Debt Securities, and no other person acquiring or owning the assets or capital stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the holder of the Debt Securities, subject to the terms of the applicable Indenture and the limitations applicable to global securities (discussed below under “— Global Securities”), Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to global securities, the Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The security registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designations of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor, as the case may be) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each global securities will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no global securities may be exchanged in whole or in part for Debt Securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

•	the depositary has notified us that it is unwilling or unable to continue as the depositary for such global security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor depositary within 90 days;

•	an event of default with respect to the Debt Securities represented by such global security has occurred and is continuing and the Trustee has received a written request from the depositary to issue certificated Debt Securities; or

•	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such global security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or holders of such global security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the Subsidiary Guarantors, any Trustees or the agents of us, the Subsidiary Guarantors or any Trustees will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any interest payment date will be made to the person in whose name such Debt Security is registered at the close of business on the record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such paying agent as we may designate for such purpose from time to time, except that at our option payment of any interest on the Debt Securities in certificated form may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture will be designated as sole paying agent for payments with respect to the Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture will be designated as the sole paying agent t for payment with respect to the Subordinated Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All money paid by us to a paying agent for the payment of the principal of or any premium or interest on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any person (a “successor person”), and may not permit any person to consolidate with or merge into us unless:

•	the successor person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

•	immediately before and after giving pro forma effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default has occurred and is continuing; and

•	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following will constitute an event of default under the applicable Indenture with respect to the Debt Securities of any series:

(1) the failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of the Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2) the failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of the Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3) the failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of the Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4) the failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5) the failure to perform any of our other covenants in the applicable Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series, as provided in such Indenture;

(6) any debt of ourself, any significant subsidiary of MoneyGram or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such debt unpaid or accelerated exceeds $20.0 million;

(7) any judgment or decree for the payment of money in excess of $20.0 million is entered against us, any significant subsidiary of MoneyGram or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8) certain events of bankruptcy, insolvency or reorganization affecting us, any significant subsidiary of MoneyGram or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9) if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an event of default described in item (8) above occurs with respect to the Debt Securities of any series, the entire principal of, premium, if any, and accrued interest on, all debt securities then outstanding will be due and payable immediately, without any declaration or other act on the part of the applicable Trustee or any holders. If any other event of default with respect to the Debt Securities of any series at the time outstanding occurs and is continuing, either the applicable Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustee in case an event of default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders, unless such holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the Trustee under the applicable Indenture written notice of a continuing event of default with respect to the Debt Securities of that series;

•	the holders of at least 25% in principal amount of the outstanding Debt Securities of that series have made written request, and such holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as Trustee; and

•	the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

•	to evidence the succession under the Indenture of another person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of the Debt Securities;

•	to make any changes that would add any additional covenants for the benefit of the holders of the Debt Securities or that do not adversely affect the rights under the Indenture of the holders of the Debt Securities in any material respect;

•	to add any additional event of default;

•	to provide for uncertificated notes in addition to, or in place of, certificated notes;

•	to secure the Debt Securities;

•	to establish the form or terms of any series of the Debt Securities;

•	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

•	to cure any ambiguity, defect or inconsistency;

•	to add Subsidiary Guarantors; or

•	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

•	modify the subordination provisions in the case of the Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the holders of the Subordinated Debt Securities;

•	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

•	reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture;

•	reduce the percentage in principal amount of outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver; or

•	following the making of an offer to purchase the Debt Securities from any holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such holder.

The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture that cannot be amended without the consent of the holder of each outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the holders of the requisite principal amount of the outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1) the principal amount of a Debt Security issued at a discount that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2) if, as of such date, the principal amount payable at the stated maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the United States dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4) certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other affiliates, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder when:

•	(i) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or (ii) all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

•	we have delivered an officer’s certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance

The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of the Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such Debt Securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1) we have delivered to the applicable Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service (the “IRS”) a

ruling, or there has been a change in tax law, in either case to the effect that holders of such Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2) no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default” at any time until 121 days after such deposit;

(3) such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4) in the case of the Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any senior debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any senior debt and no other event of default with respect to any senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5) we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended.

Covenant Defeasance

The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain events of default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “— Events of Default” above and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such Debt Securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise our covenant defeasance option, any Subsidiary Guarantee will terminate.

Notices

Notices to holders of the Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of thereof may treat the person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee

If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if it is our Creditor

Each Indenture will contain certain limitations on the right of the Trustee in the event that it becomes our creditor to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to be Furnished to Trustee

Each Indenture may provide that, in addition to other certificates or opinions that may be specifically required by other provisions of such Indenture, certain applications by us for action by the Trustee must be accompanied by an officer’s certificate and an opinion of counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to, or separate from, any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or the shares of our preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder of warrants exercises its warrants to purchase our debt securities, preferred stock or common stock, such holder will not have any rights as a holder of our debt securities, preferred stock or common stock, as the case may be, by virtue of such holder’s ownership of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, preferred stock or common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

•	the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our debt securities, shares of our common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the designation and terms of the units and the securities included in the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

We may offer and sell the securities offered by this prospectus in any of three ways:

•	through agents;

•	through underwriters or dealers; or

•	directly to one or more purchasers.

The securities may be distributed from time to time in one or more transactions at negotiated prices, at a fixed price (that is subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to the prevailing market prices.

The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•	the securities offered;

•	the price of the securities;

•	the name of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.

We may authorize underwriters, dealers and agents to solicit offers from specified institutions to purchase the securities from us at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” that provide for payment and delivery on a specified future date. Any contracts like this will be subject to the conditions listed in the applicable prospectus supplement. The applicable prospectus supplement also will state the commission to be paid to underwriters, dealers and agents who solicit these contracts.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities if the prospectus supplement so indicates in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

Any underwriter, dealer, agent or remarketing firms who participates in the distribution of an offering of securities may be considered by the SEC to be an underwriter under the Securities Act. Any discounts or commissions received by an underwriter, dealer, agent or remarketing firm on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any underwriters, dealers, agents and remarketing firms against, or contribute to any payments the underwriters, dealers, agents or remarketing firms may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, agents and remarketing firms and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase any offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

Unless otherwise indicated in the applicable prospectus supplement and other than our common stock, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED MAY 16, 2011

PROSPECTUS

MoneyGram International, Inc.

568,087,162 Shares of Common Stock
173,190 Shares of Series D Participating Convertible Preferred Stock

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of up to (a) 568,087,162 shares of our common stock, par value $0.01 per share, consisting of (i) 366,388,463 shares issuable upon conversion of our Series B Participating Convertible Preferred Stock, par value $0.01 per share (the “B Stock”), assuming accrual of dividends on the B Stock through March 25, 2013 (at which date the ability to accrue dividends in lieu of currently paying such dividends in cash expires), and (ii) 201,698,699 shares issuable upon conversion of our Series B-1 Participating Convertible Preferred Stock, par value $0.01 per share (the “B-1 Stock,” and, collectively with the B Stock, the “Series B Stock”) to our Series D Participating Convertible Preferred Stock, par value $0.01 per share (the “Series D Stock”) followed by the subsequent conversion of the Series D Stock, assuming accrual of dividends on the B-1 Stock through March 25, 2013 (at which date the ability to accrue dividends in lieu of currently paying such dividends in cash expires) or (b) assuming a proposed recapitalization (the “Proposed Recapitalization”) pursuant to the Recapitalization Agreement, dated March 7, 2011 and amended May 4, 2011 by Amendment No. 1 to Recapitalization Agreement (the “Recapitalization Agreement”), by and among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman, Sachs & Co., occurs before June 24, 2011, 487,790,801 shares of our common stock, consisting of (i) 286,438,367 shares to be issued upon the conversion of the B Stock in connection with the Proposed Recapitalization, (ii) 28,162,866 additional shares to be issued in connection with the Proposed Recapitalization, and (iii) 173,189,568 shares issuable upon the conversion of shares of the Series D Stock to be issued in connection with the Proposed Recapitalization (including shares of Series D Stock to be issued upon conversion of the B-1 Stock in connection with the Proposed Recapitalization). This prospectus also relates to the resale from time to time by certain affiliates of Goldman, Sachs & Co. (“Goldman Sachs”) of up to (a) 157,686 shares of the Series D Stock to be issued upon the conversion of the B-1 Stock in connection with the Proposed Recapitalization, assuming the Proposed Recapitalization occurs before June 24, 2011, and (b) 15,504 additional shares of the Series D Stock issuable in connection with the Proposed Recapitalization. The common stock issuable upon the conversion of the B Stock, the common stock issuable upon conversion of the B-1 Stock to the Series D Stock followed by the subsequent conversion of the Series D Stock and the Series D Stock to be issued in connection with the Proposed Recapitalization are collectively referred to in this prospectus as the “securities” or the “offered securities.”

The offered securities are being registered to permit the selling stockholders to sell such securities from time to time through ordinary brokerage transactions or through any other means described in this prospectus. The price at which the selling stockholders may sell the offered securities will be determined by the prevailing market for the offered securities or in negotiated transactions that may be at prices other than prevailing market prices. See “Plan of Distribution” on page 25. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of securities offered by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “MGI.” The last reported sales price of our common stock on May 12, 2011 was $3.52.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus and the risk factors incorporated herein by reference. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011.

All references in this prospectus to “MoneyGram,” “we,” “us,” “our” and “our company” are to MoneyGram International, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the stockholders identified in this prospectus may sell, from time to time, the securities covered by this prospectus in one or more offerings. The securities covered by this prospectus are (i) (a) the shares of common stock issuable upon conversion of the B Stock and upon the conversion of the B-1 Stock into the Series D Stock and the subsequent conversion of the Series D Stock or, alternatively, (b) assuming the Proposed Recapitalization occurs before June 24, 2011, shares of common stock to be issued upon the conversion of the B Stock in connection with the Proposed Recapitalization, additional shares of common stock to be issued in connection with the Proposed Recapitalization, and shares of common stock issuable upon the conversion of shares of the Series D Stock to be issued in connection with the Proposed Recapitalization, and (ii) shares of the Series D Stock to be issued upon the conversion of the B-1 Stock in connection with the Proposed Recapitalization and additional shares of the Series D Stock issuable in connection with the Proposed Recapitalization.

This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time the selling stockholders sell any of these securities, if required, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and any prospectus supplement are not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We also make available free of charge on our Internet website at http://www.moneygram.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 16, 2011;

ii

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 9, 2011;

•	our Current Reports on Form 8-K filed on February 11, 2011, February 23, 2011, March 8, 2011, March 9, 2011, April 15, 2011, April 19, 2011, April 21, 2011, April 28, 2011 and May 6, 2011 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K); and

•	the description of our common stock and preferred share purchase rights contained in our registration statement on Form 10, which we filed with the SEC on December 29, 2003, and any amendment or report filed for the purpose of updating this description.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K, after the date of this prospectus and before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information. Please note that we have not incorporated by reference a description of the B Stock, the B-1 Stock and Series D Stock because such a description was not filed pursuant to Section 12 of the Exchange Act.

You can obtain a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Corporate Secretary
MoneyGram International, Inc.
2828 N. Harwood Street, Suite 1500
Dallas, Texas 75201
(214)-999-7552

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under the heading “Risk Factors,” and the documents incorporated by reference in this prospectus. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

iii

SUMMARY

MoneyGram is a leading global payment services company. Our major products include global money transfers, bill payment solutions and money orders. We help people and businesses by providing affordable, reliable and convenient payment services.

The MoneyGram® brand is recognized throughout the world. We offer more choices and more control for people separated from friends and family by distance or those with limited bank relationships to meet their financial needs. Our payment services are available at approximately 233,000 agent locations in approximately 190 countries and territories. Our services enable consumers throughout the world to transfer money and pay bills, helping them meet the financial demands of their daily lives. Our payment services also help businesses operate more efficiently and cost-effectively.

On March 25, 2008, we completed a recapitalization pursuant to which we received an infusion of $1.5 billion of gross equity and debt capital. The equity component of the recapitalization consisted of the sale to affiliates and co-investors of Thomas H. Lee Partners, L.P., or collectively THL, and Goldman Sachs in a private placement of 760,000 shares of the B Stock and the B-1 Stock for an aggregate purchase price of $760.0 million. We also paid Goldman Sachs an investment banking advisory fee equal to $7.5 million in the form of 7,500 shares of the B-1 Stock.

Also as part of the recapitalization, our wholly-owned subsidiary, MoneyGram Payment Systems Worldwide, Inc., or Worldwide, issued Goldman Sachs $500.0 million of senior secured second lien notes with a 10-year maturity, or the Notes. We also entered into a senior secured amended and restated credit agreement with JPMorgan Chase Bank, N.A., or JPMorgan, as agent for a group of lenders, bringing the total facility, or the Senior Facility, to $600.0 million. The Senior Facility included $350.0 million in two term loan tranches and a $250.0 million revolving credit facility.

On March 7, 2011, we entered into the Recapitalization Agreement, pursuant to which, subject to the terms and conditions set forth therein, (i) THL will convert all of the shares of B Stock into shares of our common stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B Participating Convertible Preferred Stock, (ii) Goldman Sachs will convert all of the shares of B-1 Stock into shares of Series D Stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock, (iii) THL will receive approximately 28.2 million additional shares of our common stock and $140.8 million in cash, and (iv) Goldman Sachs will receive approximately 15,504 additional shares of Series D Stock (equivalent to approximately 15.5 million shares of our common stock) and $77.5 million in cash. On May 4, 2011, we entered into an amendment to the Recapitalization Agreement with the Investors to (i) modify the stockholder vote required for approval of the Proposed Recapitalization to be the affirmative vote of a majority of the outstanding shares of our common stock (not including shares held by THL or Goldman Sachs or by any of our executive officers or directors) rather than the majority of such shares present in person or by proxy at the special meeting held to consider and approve, among other things, the Recapitalization Agreement, or the Special Meeting, and (ii) provide that the closing condition with respect to the receipt of the requisite stockholder approvals may not be waived or amended by us or any Investor. The Proposed Recapitalization has been approved unanimously by our board of directors following the recommendation of a special committee of the board of directors comprised of independent and disinterested members of our board of directors, but remains subject to various conditions contained in the Recapitalization Agreement, including the approval of the Proposed Recapitalization by the affirmative vote of a majority of the outstanding shares of our common stock and B Stock (on an as-converted basis), voting together as a single class, present in person or by proxy at the Special Meeting, and by the affirmative vote of a majority of the outstanding shares of our common stock only (not including shares held by THL or Goldman Sachs or any of our executive officers or directors) and our receipt of sufficient financing to consummate the Proposed Recapitalization. The Special Meeting is currently scheduled for May 18, 2011.

Concurrently with entering into the Recapitalization Agreement, we and Worldwide entered into a consent agreement with certain affiliates of Goldman Sachs who are the holders of the Notes, or the GS Note Holders, pursuant to which, in exchange for a payment of $5,000,000, the GS Note Holders agreed to enter into a

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supplemental indenture to the indenture governing the Notes that will, among other things, amend the indenture in order to permit the Proposed Recapitalization and the cash payments under the Recapitalization Agreement. On April 19, 2011, Worldwide, the guarantors party to the indenture governing the Notes and the trustee entered into the supplemental indenture. In addition, on April 15, 2011, the syndication process was completed for a new $540 million senior secured credit facility, or the New Credit Facility, consisting of a $150 million, five-year revolving credit facility and a $390 million, six-year term loan. Upon closing, the net proceeds from the term loan under the New Credit Facility would be used to consummate the Proposed Recapitalization and to refinance the Senior Facility. Closing of the New Credit Facility is subject to finalization of a new credit agreement with the lenders on customary terms and conditions and is conditional upon the closing of the Proposed Recapitalization.

Our principal executive offices are located at 2828 N. Harwood Street, Suite 1500, Dallas, Texas 75201, and our telephone number is (972) 999-7552. Our website address is www.moneygram.com. The information on our website is not part of this prospectus.

Our Segments

We manage our business primarily through two segments: Global Funds Transfer and Financial Paper Products. Following is a description of each segment.

Global Funds Transfer Segment

The Global Funds Transfer segment is our primary segment, providing money transfer and bill payment services to consumers who are often unbanked or underbanked. Unbanked consumers are those consumers who do not have a traditional relationship with a financial institution. Underbanked consumers are consumers who, while they may have a savings account with a financial institution, do not have a checking account. Other consumers who use our services are convenience users and emergency users who may have a checking account with a financial institution but prefer to use our services on the basis of convenience or to make emergency payments. We primarily offer services to consumers through third-party agents, including retail chains, independent retailers and financial institutions.

In 2010, our Global Funds Transfer segment had total fee and investment revenue of $1,053.3 million. We continue to focus on the growth of our Global Funds Transfer segment outside of the United States. During 2010, 2009 and 2008, operations outside of the United States generated 28 percent, 27 percent and 25 percent, respectively, of our total company fee and investment revenue and 31 percent of our Global Funds Transfer segment fee and investment revenue in all three years.

We derive our money transfer revenues primarily from consumer transaction fees and the management of currency exchange spreads on money transfer transactions involving different “send” and “receive” currencies, and we derive our bill payment revenues primarily from transaction fees charged to consumers for each bill payment transaction completed.

Financial Paper Products Segment

Our Financial Paper Products segment provides money orders to consumers through our retail and financial institution agent locations in the United States and Puerto Rico and provides official check services for financial institutions in the United States.

In 2010, our Financial Paper Products segment posted revenues of $109.5 million. Since early 2008, our investment portfolio has consisted of lower risk, highly liquid, short-term securities that produce a lower rate of return, which has resulted in lower revenues and profit margins in our Financial Paper Products segment.

We generate revenue from money orders by charging per item and other fees, as well as from the investment of funds underlying outstanding money orders, which generally remain outstanding for fewer than ten days. As with money orders, we generate revenue from our official check outsourcing services from per item and other fees and from the investment of funds underlying outstanding official checks, which generally remain outstanding for fewer than 3.8 days.

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RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement before deciding whether to purchase our securities. In particular, you should carefully consider the risk factors described below and the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in any applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any such reports or documents and cautionary notes regarding forward looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series, which could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock.

Under our certificate of incorporation, our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series. Therefore, our board of directors may designate a new series of preferred stock with the rights, preferences and privileges that the board of directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of preferred stock could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

There is no public market for the Series D Stock.

No public market exists for the Series D Stock that Goldman Sachs may offer using this prospectus, and we cannot assure the liquidity of any market that may develop, the ability of the holders to sell their Series D Stock, or the price at which the Series D Stock may be sold. We do not intend to apply for listing of the Series D Stock on any securities exchange. Future trading prices of the Series D Stock may depend on many factors including, among others, prevailing interests rates, our operating results and the market for similar securities.

The market price of our common stock may be volatile.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which may be beyond our control. These factors include the perceived prospects or actual operating results of our business; changes in estimates of our operating results by analysts, investors or our management; our actual operating results relative to such estimates or expectations; actions or announcements by us or our competitors; litigation and judicial decisions; legislative or regulatory actions; and changes in general economic or market conditions. In addition, the stock market in general has from time to time experienced extreme price and volume fluctuations. These market fluctuations could reduce the market price of our common stock for reasons unrelated to our operating performance.

Our charter documents and Delaware law contain provisions that could delay or prevent an acquisition of our company, which could inhibit our stockholders’ ability to receive a premium on their investment from a possible sale of our company.

Our charter documents contain provisions that may discourage third parties from seeking to acquire our company. These provisions and specific provisions of Delaware law relating to business combinations with interested stockholders may have the effect of delaying, deterring or preventing a merger or change in control of our company. Some of these provisions may discourage a future acquisition of our company even if stockholders would receive an attractive value for their shares or if a significant number of our stockholders

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believed such a proposed transaction to be in their best interests. As a result, stockholders who desire to participate in such a transaction may not have the opportunity to do so.

USE OF PROCEEDS

The securities offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. All sales of the offered securities will be made by, or for the account of the selling stockholders named in this prospectus, in any supplement to this prospectus or in an amendment to the registration statement of which this prospectus forms a part. Therefore, any proceeds from the sale of these securities will be received by the selling stockholders for their own account, and we will not receive any proceeds from the sale of any of the securities offered by this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES AND
TO FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and of earnings to fixed charges and preferred dividend requirements for the periods indicated are as follows:

	Three
	Months
	Ended
	March 31,	Year Ended December 31,
	2011	2010	2009	2008	2007	2006

Ratio of Earnings to Fixed Charges	1.65	1.41	0.80	N/A	N/A	16.70
Ratio of Earnings to Fixed Charges and Preferred Dividend Requirements	0.49	0.50	0.32	N/A	N/A	16.70

For purposes of computing the ratios, earnings consist of consolidated income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest on long-term debt, amortization of debt expense, premium and discount, and the portion of interest expense on operating leases we believe to be representative of the interest factor.

We did not record any earnings for the fiscal years ended December 31, 2008 and December 31, 2007. Accordingly, our earnings were insufficient to cover fixed charges in such periods. The dollar amount of the deficiency in earnings available for fixed charges for the fiscal years ended December 31, 2008 and December 31, 2007 was approximately $337,191 and $993,267, respectively. The dollar amount of the deficiency in earnings available for fixed charges and preferred dividend requirements for the fiscal years ended December 31, 2008 and December 31, 2007 was approximately $455,027 and $993,267, respectively.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of the common stock that the selling stockholders are offering using this prospectus. The following description is only a summary and does not purport to be complete and is qualified by reference to our amended certificate of incorporation and bylaws. Our certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain copies.

General

Our certificate of incorporation currently authorizes the issuance of two classes of capital stock:

•	common stock, par value $0.01 per share (1,300,000,000 shares authorized), and

•	preferred stock, par value $0.01 per share (7,000,000 shares authorized).

As of May 12, 2011, there were 83,710,522 shares of our common stock outstanding. As of May 12, 2011, there were zero shares of our Series A Junior Participating Preferred Stock (the “Series A Junior Stock”

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and, collectively with the Series B Stock and the Series D Stock, the “Preferred Stock”), 495,000 shares of the B Stock, 272,500 shares of the B-1 Stock and zero shares of the Series D Stock outstanding. Our outstanding common stock is, and any newly issued common stock will be, fully paid and non-assessable.

Our board of directors is authorized to provide for the issue, from time to time, of preferred stock in series and, as to each series, to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of those shares and the qualifications, limitations and restrictions of those shares. As a result, our board of directors could, without stockholder approval, authorize the issuance of preferred stock with dividend, redemption or conversion provisions that could have an adverse effect on the availability of earnings for distribution to the holders of our common stock, or with voting, conversion or other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of our common stock. See “Description of Preferred Stock.”

Dividend Rights

Subject to the prior dividend rights of the holders of any preferred stock and the other limitations set forth in the following paragraph, dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available therefor.

We and our subsidiaries are parties to agreements pursuant to which we borrow money, and certain covenants in these agreements limit our ability to pay dividends or other distributions with respect to our common stock or to repurchase common stock. In addition, we and our subsidiaries may become parties to future agreements that contain such restrictions.

Voting Rights

The holders of our common stock have voting rights and are entitled to one vote for each share held. There are no cumulative voting rights.

Liquidation Rights

Upon any liquidation, dissolution or winding up of our company, the holders of our common stock shall be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Conversion, Redemption and Preemptive Rights

Our common stock is not entitled to any conversion or redemption rights. Holders of our common stock do not have any preemptive right or other subscription rights to subscribe for additional securities we may issue.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws could make the acquisition of control of our company and/or the removal of our existing management more difficult, including those that provide as follows:

•	subject to the rights of holders of shares of the Preferred Stock, our board of directors fixes the size of our board of directors within certain limits, may create new directorships and may appoint new directors to serve for the full term of the class of directors in which the new directorship was created. Our board of directors (or its remaining members, even though less than a quorum) also may fill vacancies on our board of directors occurring for any reason for the remainder of the term of the class of director in which the vacancy occurred;

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•	our board of directors may issue preferred stock without any vote or further action by the stockholders;

•	subject to the rights of holders of shares of the Preferred Stock, special meetings of our stockholders may be called only by the chairman of our board of directors or our board of directors, and not by our stockholders;

•	our board of directors may adopt, amend, alter or repeal our bylaws without a vote of our stockholders;

•	subject to the rights of holders of shares of the Preferred Stock, all stockholder actions must be taken at a regular or special meeting of our stockholders and cannot be taken by written consent without a meeting;

•	we have advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, which generally require that stockholder proposals and nominations be provided to us between 90 and 120 days before the anniversary of our last annual meeting in order to be properly brought before a stockholder meeting; and

•	certain business combinations with an “interested stockholder” (defined in our certificate of incorporation as a holder of 10% or more of our outstanding voting stock) must be approved by holders of 66 2/3% of the voting power of shares not owned by the interested stockholder, unless the business combination is approved by a majority of our “continuing directors” (as defined in our certificate of incorporation) or meets certain requirements regarding price and procedure.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers and shares held by certain employee stock plans; and

•	the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

However, this business combination prohibition may be negated by certain actions. For example:

•	if we, with the support of a majority of our continuing directors, propose at any time another merger or sale or do not oppose another tender offer for at least 50% of our shares, the interested stockholder is released from the three-year prohibition and free to compete with that other transaction; or

•	our stockholders may choose to amend our certificate of incorporation to opt out of Section 203 of the Delaware General Corporation Law at any time by a vote of at least a majority of its outstanding voting power; provided that, the amendment to opt out of Section 203 will not be effective until 12 months after the adoption of such amendment.

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Under Section 203 of the Delaware General Corporation Law, a business combination generally includes a merger, asset or stock sale, loan, substantial issuance of stock, plan of liquidation, reincorporation or other transaction resulting in a financial benefit to the interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

The provisions of Section 203 of the Delaware General Corporation Law do not apply to THL’s or Goldman Sachs’ acquisition of shares of the Series B Stock or to any transaction related to such acquisition and would not apply to THL’s or Goldman Sachs’ acquisition of shares of our common stock or Series D Stock in connection with the Proposed Recapitalization or any transaction related to such acquisition, which were approved by our continuing directors.

DESCRIPTION OF PREFERRED STOCK

This section summarizes the general terms of the Series D Stock that Goldman Sachs may offer using this Prospectus. This section also summarizes the material terms of our other existing preferred stock. This section is only a summary and does not purport to be complete. You must look at our certificate of incorporation and the relevant certificate of designations for a full understanding of all the rights and preferences of any series of our preferred stock. Our certificate of incorporation and the certificates of designations have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain copies.

General

Under our certificate of incorporation, our board of directors has the authority to issue up to 7,000,000 shares of preferred stock in one or more series and to determine the rights, preferences, privileges and restrictions of the preferred stock. The rights, preferences, privileges and restrictions on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters.

As of May 12, 2011 there were 83,710,522, shares of our common stock and 767,500 shares of our preferred stock issued and outstanding. We have issued and outstanding 495,000 shares of B Stock and 272,500 shares of B-1 Stock. We have designated 760,000 shares of preferred stock as B Stock, 500,000 shares of preferred stock as B-1 Stock, 200,000 shares of preferred stock as Series D Stock and 2,000,000 shares of preferred stock as Series A Junior Stock.

On March 25, 2008, we issued 495,000 shares of B Stock and 272,500 shares of B-1 Stock in a private offering to THL and Goldman Sachs. We entered into a Registration Rights Agreement, dated as of March 25, 2008 (the “Registration Rights Agreement”), pursuant to which we agreed to file a shelf registration statement with the SEC covering resales of the Preferred Stock, as well as shares of our common stock issuable upon conversion of, or in connection with, the Preferred Stock.

On March 7, 2011, we entered into the Recapitalization Agreement, pursuant to which, subject to the terms and conditions set forth therein, (i) THL will convert all of the shares of B Stock into shares of our common stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B Participating Convertible Preferred Stock, (ii) Goldman Sachs will convert all of the shares of B-1 Stock into shares of Series D Stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock, (iii) THL will receive approximately 28.2 million additional shares of our common stock and $140.8 million in cash, and (iv) Goldman Sachs will receive approximately 15,504 additional shares of Series D Stock (equivalent to approximately 15.5 million shares of our common stock) and $77.5 million in cash. The Proposed Recapitalization has been approved unanimously by our board of directors following the recommendation of a special committee of the board of directors comprised of independent and disinterested members of our board of directors, but remains subject to various conditions contained in the Recapitalization Agreement. Pursuant to the Recapitalization Agreement,

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we agreed to file a pre-effective amendment to the registration statement of which this prospectus is a part to cover resales of the common stock to be issued pursuant to such agreement, the common stock issuable upon conversion of the Series D Stock to be issued pursuant to such agreement, and the Series D Stock to be issued pursuant to such agreement.

The following is a summary of the material terms of the B Stock, the B-1 Stock, the Series D Stock and the Series A Junior Stock, the Registration Rights Agreement and the registration provisions of Recapitalization Agreement. You should refer to the actual terms of each class of Preferred Stock and certificate of designations with respect to such class of Preferred Stock filed with the Secretary of State of the State of Delaware, the Registration Rights Agreement and the Recapitalization Agreement. Each holder may request a copy of the certificates of designations governing the Preferred Stock, the Registration Rights Agreement and the Recapitalization Agreement from us at the address set forth under “Documents Incorporated by Reference.” The certificates of designations with respect to the B Stock, the B-1 Stock and the Series D Stock are included as exhibits to our Current Report on Form 8-K, filed with the SEC on March 28, 2008. The certificate of designation with respect to the Series D Stock will be amended, and timely filed with the SEC, if the Proposed Recapitalization occurs. Additionally, the certificate of designations with respect to the Series A Junior Stock is included as an exhibit to our Quarterly Report for the quarter ended June 30, 2004 on Form 10-Q, filed with the SEC on August 13, 2004.

The Preferred Stock is not listed on any securities exchange.

The transfer agent and registrar for the Preferred Stock is Wells Fargo Shareowner Services.

The B Stock

As of May 12, 2011, we have issued and outstanding 495,000 shares of B Stock. If the Proposed Recapitalization occurs, we will no longer have any outstanding shares of B Stock.

Rank.  The B Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, (i) senior to our common stock, the Series D Stock and all shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, (ii) on a parity with the B-1 Stock and all shares of capital stock that we have issued or will issue, the terms of which do not specifically provide that such shares of capital stock rank senior or junior to the B Stock, and (iii) junior to all shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank senior to the B Stock.

Dividends.  We pay the record holders of the B Stock, when and as declared by our board of directors, a quarterly cash dividend on each share of the B Stock at an annual rate of 10.00% of the sum of (i) the $1,000 liquidation preference on each share and (ii) all accumulated and unpaid dividends, excluding any dividends accruing during the current dividend period (the “B Stock Dividends”). Dividends are payable only out of the assets legally available therefor. The B Stock Dividends accrue and accumulate on a daily basis from the date of our original issue of the B Stock (March 25, 2008) and, if declared, are payable quarterly on the following dates each year: June 24 (the 91st calendar day after March 25), September 22 (the 181st calendar day after March 25), December 21 (the 271st calendar day after March 25) and March 25 (the anniversary of the original issuance date), or if those dates are not a business day, the next succeeding business day. In the event that we fail to timely pay dividends to the holders of the B Stock or the B-1 Stock or we fail to redeem shares of the B Stock or the B-1 Stock as required, the annual rate will be changed to 15.00%; provided, however, that upon a determination by the independent directors, until March 25, 2013, dividends may be accrued at an annual rate of 12.50% of the sum of (i) the $1,000 liquidation preference and (ii) all accumulated and unpaid dividends, compounding quarterly, in lieu of paying such dividends in cash currently.

In addition to the B Stock Dividends, the record holders of the B Stock are entitled to participate equally and ratably with the holders of our common stock in all dividends and distributions paid on our common stock (the “Common Stock Dividends”) as if, immediately prior to such payment, each outstanding share of the B stock were converted into shares of our common stock in the manner described below under “— The B Stock — Conversion.”

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Dividends are payable to holders of the B Stock as they appear in our records at the close of business on the applicable record date, which (i) with respect to the B Stock Dividends, is not more than 30 days nor less than ten days preceding such dividend payment date and (ii) with respect to the Common Stock Dividends is the same day as the record date for the payment of dividends to the holders of shares of our common stock.

During any period (i) beginning with our failure to pay dividends in full upon the B Stock or the B-1 Stock and ending at such time when all such dividends have been paid in full in cash, (ii) prior to March 25, 2013, in respect of which we elect to accrue dividends, or (iii) beginning with our failure to redeem shares of the B Stock as required and ending at such time when the full redemption price for such shares have been paid in cash (“Stoppage Period”), (a) no dividends will be declared or paid or set apart for payment on any shares of our common stock, shares of the Series D Stock or shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, and (b) with limited exceptions, no such shares described in clause (a) will be redeemed, purchased or otherwise acquired. Further, during any Stoppage Period, we will not redeem, purchase or otherwise acquire any shares of the B-1 Stock or any shares of capital stock that we have issued or will issue, the terms of which do not specifically provide that such shares of capital stock rank senior to the B Stock.

Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the record holders of shares of the B Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders or the proceeds thereof, subject to the rights of any of our creditors, a liquidation preference equal to the greater of (i) the sum of (a) $1,000 per share and (b) an amount equal to all accumulated and unpaid dividends, if any (whether or not declared), to the date of payment and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of the B Stock into shares of our common stock in the manner described below under “— The B Stock — Conversion.” Such amount is to be paid before any payment or distribution of any of our assets is made or set apart for holders of our common stock, the Series D Stock or any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the B Stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the B Stock as to liquidation rights, then the record holders of shares of the B Stock and all other classes or series of capital stock of that kind will share proportionately in any such distribution of assets in proportion to the full respective liquidating distributions to which they would otherwise be entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity, by itself, will not be deemed to constitute the liquidation, dissolution or winding-up of our affairs.

Redemption at our Option.  After March 25, 2013, if the average market price of our common stock during a period of 30 consecutive trading days ending on the tenth day prior to the date we exercise this option exceeds the “Redemption Trigger Price,” we may, at our option, redeem, out of assets lawfully available for the redemption of shares, all (but not less than all) of the outstanding shares of the B Stock for an amount in cash equal to $1,000 per share and all accumulated and unpaid dividends, if any, to the date of redemption. The Redemption Trigger Price is initially set at $15.00 but is subject to adjustment in the same manner as the B Conversion Price is, which is discussed below in “— The B Stock — Conversion.”

In the event of a redemption at our option of shares of the B Stock, we will deliver written notice to each holder not less than 15 days and no more than 20 days prior to the date on which the holder is to surrender the certificates representing shares to be redeemed. Until the date on which the holder is to surrender its certificates, it may convert its shares of the B Stock as described below under “— The B Stock — Conversion.”

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Redemption at the Option of the Holder.  At any time after March 25, 2018, upon the approval by holders of at least a majority of the outstanding shares of the B Stock and the B-1 Stock voting together as a class, we will redeem all, but not less than all, of the outstanding shares of the B Stock and the B-1 Stock at a redemption price in cash equal to the sum of $1,000 per share and all accumulated and unpaid dividends to the date of redemption. Additionally, in connection with a “change of control,” each holder of shares of the B Stock will have the right to require us to redeem such holder’s shares of the B Stock at a redemption price in cash equal to 101% of the sum of (i) $1,000 per share and (ii) an amount equal to all accumulated and unpaid dividends to the date of change of control. A “change of control” includes, among other things, the acquisition by any person (other than THL or Goldman Sachs or any of their respective affiliates) of 50% or more of the combined voting power of our outstanding voting securities and the approval by stockholders of our liquidation or dissolution.

Conversion.  Each holder of shares of the B Stock has the right, at such holder’s option and upon providing us with a written notice, to convert any or all of such holder’s shares of the B Stock into fully paid and non-assessable shares of our common stock at a conversion price equal to $2.50, subject to adjustments as described in the paragraph below (the “B Conversion Price”). The number of shares of our common stock into which each share of the B Stock is convertible will be determined by dividing the sum of $1,000 per share and all accumulated and unpaid dividends to the date of conversion by the B Conversion Price. Notwithstanding the foregoing, the B Stock may not be converted into our common stock to the extent such conversion would result in a number of shares of our common stock to be issued that would exceed the number of shares of our common stock authorized for issuance. In such an event, however, the holder may, at the election of the holder, convert such shares of the B Stock into the number of shares of the Series D Stock, or fraction thereof, that are then convertible into the number of shares of our common stock that such holder would have been entitled to upon conversion. We will not issue fractional shares of our common stock upon conversion; instead, we will pay cash for each fractional share based upon the market price of our common stock on the date of conversion.

The B Conversion Price will be reduced in the event we issue or sell any shares of our common stock without consideration or for consideration per share less than the market price of our common stock, as of the day of such issuance or sale. In such event, the B Conversion Price will be reduced by multiplying it by a fraction of which the numerator is the sum of (i) the number of shares of our common stock outstanding immediately prior to such issuance or sale and (ii) the number of additional shares of our common stock that the aggregate consideration we received for the number of shares of our common stock so offered would purchase at the market price per share of our common stock on the last trading day immediately preceding such issuance or sale, and of which the denominator is the number of shares of our common stock outstanding immediately after such issuance or sale. Additionally, the B Conversion Price will be adjusted in the event we declare a stock dividend on our common stock or subdivide, combine or reclassify the outstanding shares of common stock. In such event, the B Conversion Price will be adjusted to the number obtained by multiplying the B Conversion Price by a fraction, the numerator of which will be the number of shares of our common stock outstanding immediately prior to such action and denominator of which will be the number of shares of our common stock outstanding immediately following such action. Further, in the event we effect a pro rata repurchase of our common stock, then the B Conversion Price will be reduced by multiplying it by a fraction of which the numerator will be the product of the number of shares of our common stock outstanding and the market price per share of our common stock on the trading day next succeeding the dividend payment date, and the denominator of which will be the sum of the fair market value of the aggregate consideration payable to stockholders based upon the acceptance of all shares validly tendered or exchanged and not withdrawn as of the dividend payment date and the product of the number of shares of our common stock outstanding (less any purchased shares) at the dividend payment date and the market price per share of common stock on the trading day next succeeding the dividend payment date. Lastly, in the event we fix a record date for the making of a dividend to all holders of shares of our common stock of shares of any person other than ourselves, of evidence of our indebtedness, of assets, or of rights in respect of any of the foregoing, the B Conversion Price will be reduced to the price determined by multiplying it by a fraction, the numerator of which will be the market price per share of our common stock on such record date less the then fair market value as of such record date of the dividends so paid with respect to one share of our common stock, and the denominator of

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which will be the market price per share of our common stock on such record date. In the event such dividend is not made, the B Conversion Price will be re-adjusted as if such record date had not been fixed.

Voting Rights.  In general, the holders of shares of the B Stock are entitled to vote with the holders of the our common stock on all matters submitted for a vote of holders of our common stock (voting together with the holders of our common stock as one class). However, with respect to (i) the issuance of any security convertible into, or exchangeable for, shares of securities senior to or on par with the B Stock, except for issuances of shares of the B Stock upon conversion of the B-1 Stock, (ii) a split, reclassification or combination of shares of the B Stock or the B-1 Stock, (iii) an increase in the authorized number of shares of the B Stock or the B-1 Stock, or (iv) the amendment, alteration or repeal of any provision of the certificate of designations applicable to the B Stock or any other provision of our Certificate of Incorporation in a manner that would adversely affect the preferences, rights, privileges and powers of the holders of shares of the B Stock, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock and B-1 Stock (voting together as one class) will be needed. Further, during any period beginning when we fail to redeem shares of the B Stock or the B-1 Stock as required and ending with such redemption, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock and the B-1 Stock (voting together as one class) is required for us to (i) institute (or permit any of our subsidiaries to institute) a voluntary bankruptcy proceeding, (ii) make an assignment for the benefit of creditors, (iii) adopt a plan or agreement of liquidation or dissolution, or (iv) increase the number of directors comprising our board of directors above thirteen. Lastly, during any period beginning when we fail to redeem shares of the B Stock or the B-1 Stock as required and ending with such redemption, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock is required for us to, among other things, (i) declare, set aside or pay any dividend on our common stock, the Series D Stock or any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, (ii) purchase, redeem or otherwise acquire or retire for value any shares of our common stock, our Series D Stock or any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, (iii) issue any shares of our common stock, our Series D Stock or any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, except for issuances to holders of shares of the B Stock or the B-1 Stock, (iv) incur or guarantee in an aggregate principal amount of outstanding indebtedness in excess of $1.1 billion; (v) effect any acquisition of a business or a material portion of the assets of any other person for consideration in excess of $25.0 million, (vi) make any sale or other disposition of any of our assets with a fair market value in excess of $25.0 million individually, except sales in the ordinary course of business, or (vii) hire, terminate or change the compensation of any executive officer except for ordinary raises consistent with past practices.

The B-1 Stock

As of May 12, 2011, we have issued and outstanding 272,500 shares of B-1 Stock. If the Proposed Recapitalization occurs, we will no longer have any outstanding shares of B-1 Stock.

Rank.  The B-1 Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, (i) senior to our common stock, the Series D Stock and all shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B-1 Stock, (ii) on a parity with the B Stock and all shares of capital stock that we have issued or will issue, the terms of which do not specifically provide that such shares of capital stock rank senior or junior to the B-1 Stock, and (iii) junior to all shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank senior to the B-1 Stock.

Dividends.  We pay the record holders of shares of the B-1 Stock, when and as declared by our board of directors, a quarterly cash dividend on each share of the B-1 Stock at an annual rate of 10.00% of the sum of (i) the $1,000 liquidation preference on each share and (ii) all accumulated and unpaid dividends, excluding any dividends accruing during the current dividend period (the “B-1 Stock Dividends”). Dividends are payable only out of the assets legally available therefor. The B-1 Stock Dividends accrue and accumulate on a daily basis from the date of our original issue of the B-1 Stock (March 25, 2008) and, if declared, are payable

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quarterly on each of the following dates each year: June 24 (the 91st calendar day after March 25), September 22 (the 181st calendar day after March 25), December 21 (the 271st calendar day after March 25) and March 25 (the anniversary of the original issuance date), or if such date is not a business day, the next succeeding business day. In the event that we fail to timely pay dividends to the holders of shares of the B Stock or the B-1 Stock or we fail to redeem shares of the B Stock or the B-1 Stock as required, the annual rate will be changed to 15.00%; provided, however, that upon a determination by the independent directors, until March 25, 2013 dividends may be accrued at an annual rate of 12.50% of the sum of (i) the $1,000 liquidation preference and (ii) all accumulated and unpaid dividends, compounding quarterly, in lieu of paying such dividends in cash currently.

In addition to the B-1 Stock Dividends, the record holders of the B-1 Stock are entitled to participate equally and ratably with the holders of the Series D Stock in all dividends and distributions paid on such shares (the “Series D Stock Dividends”) as if, immediately prior to such payment, each outstanding share of the B-1 stock were converted into shares of the Series D Stock in the manner described below under — The B-1 Stock — Conversion.”

Dividends are payable to holders of shares of the B-1 Stock as they appear in our records at the close of business on the applicable record date, which (i) with respect to the B-1 Stock Dividends, is not more than 30 days nor less than ten days preceding such dividend payment date and (ii) with respect to the Series D Stock Dividends is the same day as the record date for the payment of dividends to the holders of shares of the Series D Stock.

During any Stoppage Period, (i) no dividends will be declared or paid or set apart for payment on any of our common stock, the Series D Stock or shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B-1 Stock, and (ii) with limited exceptions, no such shares described in clause (i) will be redeemed, purchased or otherwise acquired. Further, during any Stoppage Period, we will not redeem, purchase or otherwise acquire any shares of the B Stock or any shares of capital stock that we have issued or will issue, the terms of which do not specifically provide that such shares of capital stock rank senior to the B-1 Stock

Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the record holders of shares of the B-1 Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders or the proceeds thereof, subject to the rights of any of our creditors, a liquidation preference equal to the greater of (i) the sum of (a) $1,000 per share and (b) an amount equal to all accumulated and unpaid dividends, if any (whether or not declared), to the date of payment and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of the B-1 Stock into shares of our common stock in the manner described below under “— The B-1 Stock — Conversion.” Such amount is to be paid before any payment or distribution of any of our assets are made or set apart for holders of our common stock, the Series D Stock and any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B-1 Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the B-1 Stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the B-1 Stock as to liquidation rights, then the record holders of the B-1 Stock and all other classes or series of capital stock of that kind will share proportionately in any such distribution of assets in proportion to the full respective liquidating distributions to which they would otherwise be entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity will not, by itself, be deemed to constitute the liquidation, dissolution or winding-up of our affairs.

Redemption at Our Option.  After March 25, 2013, if the average market price of our common stock during a period of 30 consecutive trading days ending on the tenth day prior to the date we exercise this

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option exceeds the Redemption Trigger Price, we may, at our option, redeem, out of assets lawfully available for the redemption of shares, all (but not less than all) of the outstanding shares of the B-1 Stock for an amount in cash equal to $1,000 per share plus all accumulated and unpaid dividends, if any, to the date of redemption. The Redemption Trigger Price is initially set at $15.00 but is subject to adjustment in the same manner as the B Conversion Price is, as discussed above in “— The B Stock — Conversion.”

In the event of a redemption at our option of shares of the B-1 Stock, we will deliver written notice to each holder not less than 15 days and no more than 20 days prior to the date on which the holder is to surrender the certificates representing shares to be redeemed. Until the date on which the holder is to surrender its certificates, it may convert its shares of the B-1 Stock as described below under “— The B-1 Stock — Conversion.”

Redemption at the Option of the Holder.  At any time after March 25, 2018, upon the approval by holders of at least a majority of the outstanding shares of the B Stock and the B-1 Stock voting together as a class, we will redeem all, but not less than all, of the outstanding shares of the B Stock and the B-1 Stock at a redemption price in cash equal to the sum of $1,000 per share and all accumulated and unpaid dividends to the date of redemption. Additionally, in connection with a “change of control,” each holder of shares of the B-1 Stock will have the right to require we redeem such holder’s shares of the B-1 Stock at a redemption price in cash equal to 101% of the sum of (i) $1,000 per share and (ii) an amount equal to all accumulated and unpaid dividends to the date of change of control. A “change of control” includes, among other things, the acquisition by any person (other than THL or Goldman Sachs or any of their respective affiliates) of 50% or more of the combined voting power of our outstanding voting securities and the approval by stockholders of our liquidation or dissolution.

Conversion.  Each holder of shares of the B-1 Stock has the right, at such holder’s option and upon providing us with a written notice, to convert any or all of such holder’s shares of the B-1 Stock into fully paid and non-assessable shares of the Series D Stock at a conversion price equal to the product of $2.50, subject to adjustments as described above under “— The B Stock — Conversion” (the “B-1 Conversion Price”), and 1,000. The number of shares of the Series D Stock into which each share of the B-1 Stock is convertible is determined by dividing the sum of $1,000 per share and all accumulated and unpaid dividends to the date of conversion by the B-1 Conversion Price. Notwithstanding the foregoing, shares of the B-1 Stock may not be converted into shares of the Series D Stock to the extent such conversion would result in a number of shares of the Series D Stock to be issued that would exceed the number of shares of the Series D Stock authorized for issuance. Fractional shares of the Series D Stock may be issued upon conversion.

Notwithstanding the foregoing, each share of the B-1 Stock, if transferred by the beneficial owner of such share to any person other than an affiliate of Goldman Sachs, will automatically be converted upon transfer into one share of the B Stock.

Voting Rights.  In general, the holders of the shares of the B-1 Stock will have no voting rights. With respect to an amendment, alteration or repeal of any provision of the certificate of designations applicable to the B-1 Stock in a manner that would adversely affect the preferences, rights, privileges and powers of the B-1 Stock, however, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock and the B-1 Stock (voting together as one class) will be needed. Further, during any period beginning when we fail to redeem shares of the B Stock or the B-1 Stock as required and ending with such redemption, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock and B-1 Stock (voting together as one class) is required for us to (i) institute (or permit any of our subsidiaries to institute) a voluntary bankruptcy proceeding, (ii) make an assignment for the benefit of creditors, (iii) adopt a plan or agreement of liquidation or dissolution, or (iv) increase the number of directors comprising our board of directors above thirteen.

The Series D Stock

As of May 12, 2011, we have no outstanding shares of Series D Stock. If the Proposed Recapitalization occurs before June 24, 2011, we will have 173,190 shares of Series D Stock issued and outstanding.

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Rank.  The Series D Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, (i) on a parity with our common stock, and (ii) junior to all other class or series of our equity securities that we have issued or will issue that by its terms ranks senior to the Series D Stock.

Dividends.  The record holders of the Series D Stock are entitled to participate equally and ratably with the holders of our common stock in all dividends and distributions paid on such shares as if, immediately prior to such payment, each outstanding share of the Series D Stock were converted into shares of our common stock in the manner described below under “— The Series D Stock — Conversion.” Dividends are payable to holders of the Series D Stock as they appear in our records at the close of business on the applicable record date, which is the same day as the record date for the payment of dividends to the holders of shares of our common stock.

Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the record holders of shares of the Series D Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders or the proceeds thereof, subject to the rights of any of our creditors, a liquidation preference equal to the sum of (i) $0.01 per share and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of the Series D Stock into shares of our common stock in the manner described below under “— The Series D Stock — Conversion.”

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity will not, by itself, be deemed to constitute the liquidation, dissolution or winding-up of our affairs.

Redemption.  Shares of the Series D Stock are not redeemable at either our option or the holder’s option.

Conversion.  Each holder of shares of the Series D Stock has the right, at such holder’s option and upon providing us with a written notice, to convert any or all of such holder’s shares of the Series D Stock into fully paid and non-assessable shares of our common stock unless such conversion would result in a number of shares of our common stock to be issued that would exceed the number of shares of our common stock authorized for issuance. The number of shares of our common stock into which each share of the Series D Stock is convertible will be determined by multiplying each share of the Series D Stock by the conversion ratio, which is initially 1,000 but which is subject to adjustments as discussed in the paragraph below (the “Conversion Ratio”). We will not issue fractional shares of common stock upon conversion; instead, we will pay cash for each fractional share based upon the market price of the common stock on the date of conversion. Notwithstanding the foregoing, shares of the Series D Stock beneficially owned by holders that own such shares by virtue of having converted their shares of the B-1 Stock into shares of the Series D Stock are not entitled to convert into our common stock.

In the event we subdivide, combine or reclassify the outstanding shares of our common stock, the Conversion Ratio will be adjusted to the number obtained by multiplying the Conversion Ratio by a fraction, the numerator of which will be the number of shares of our common stock outstanding immediately following such action, and the denominator of which will be the number of shares of our common stock outstanding immediately prior to such action.

Business Combination.  In the event of any reorganization, merger or similar business combination transaction (“Business Combination”) or the reclassification of our common stock, each holder of a share of the Series D Stock then outstanding will have the right thereafter to exchange such share for the kind and amount of securities, cash and other property, if any, receivable upon the Business Combination or reclassification by a holder of the number of shares of our common stock into which a share of the Series D Stock would have been convertible immediately prior to the Business Combination or reclassification.

Voting Rights.  In general, the holders of shares of the Series D Stock are entitled to vote with the holders of our common stock on an as-converted basis as one class on all matters submitted for a vote of holders of our common stock, except that those who hold such shares by virtue of having converted their

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shares of the B-1 Stock into shares of the Series D Stock are not entitled to vote with the holders of our common stock. Additionally, with respect to an amendment, alteration or repeal of any provision of the certificate of designations applicable to the Series D Stock in a manner that would adversely affect the preferences, rights, privileges and powers of the Series D Stock, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the Series D Stock will be needed.

Amendment in Connection with the Proposed Recapitalization.  The certificate of designations relating to the Series D Stock will be amended immediately prior to the closing of the Proposed Recapitalization to provide that the shares of the Series D Stock received in connection with a conversion of the B-1 Stock or pursuant to the terms of the Recapitalization Agreement are only convertible into shares of our common stock by a holder who receives such shares by means of (i) a widespread public distribution, (ii) a transfer to an underwriter for the purpose of conducting a widespread public distribution, (iii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of our voting securities, or (iv) a transfer to a transferee that would control more than 50% of our voting securities without any transfer from such transferor or its affiliates, as applicable (each of (i) - (iv), a “Widely Dispersed Offering”). In addition, the certificate of designations will be amended such that, in addition to being non-voting while held by Goldman Sachs or its affiliates, the shares of Series D Stock will be non-voting while held by any holder who receives such shares by means other than a Widely Dispersed Offering.

The Series A Junior Stock

In connection with our 2004 spin-off from Viad Corp., our former parent company, we adopted a rights agreement (the “Rights Agreement”) by and between us and Wells Fargo Bank, N.A., as the rights agent. The preferred share purchase rights issuable under the Rights Agreement were attached to the shares of our common stock distributed in the spin-off. The rights allowed its holder to purchase one one-hundredth of a share of the Series A Junior Stock for $100, once they become exercisable. There are no shares of the Series A Junior Stock outstanding, and, as of December 31, 2008, the Rights Agreement was terminated. The certificate of designations with respect to the Series A Junior Stock remains on file with the Secretary of State of the State of Delaware.

Rank.  The Series A Junior Stock ranks, with respect to dividends and distribution of assets, senior to our common stock and junior to all series of any other class of the Preferred Stock.

Dividends.  Each holder of one one-hundredth of a share of the Series A Junior Stock will be entitled to quarterly dividend payments of $0.01 per share or an amount equal to the dividend paid on one share of our common stock, whichever is greater.

Liquidation.  Upon liquidation, each holder of one one-hundredth of a share of the Series A Junior Stock will be entitled to receive the greater of either $1.00 per share or an amount equal to the payment made on one share of our common stock.

Redemption.  Shares of the Series A Junior Stock are not redeemable.

Voting Rights.  Each holder of one one-hundredth of a share of the Series A Junior Stock will have the same voting power as a holder of one share of our common stock.

Business Combination.  If shares of our common stock are exchanged in a Business Combination, holders of one one-hundredth of a share of the Series A Junior Stock will be entitled to a per share payment equal to the payment made on one share of our common stock.

Registration Rights Agreement and Recapitalization Agreement

The following summary of the registration rights provided in the Registration Rights Agreement and Recapitalization Agreement is not complete. Investors should refer to the Registration Rights Agreement, which is filed as Exhibit 4.5 to the Current Report on Form 8-K filed on March 28, 2008, and the Recapitalization Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed on March 9, 2011, for a full description of the registration rights.

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Pursuant to the Registration Rights Agreement, we agreed to use reasonable best efforts to qualify for registration on Form S-3 and to file a shelf registration statement under the Securities Act of 1933 (the “Securities Act”) promptly after January 1, 2009. This prospectus is part of a shelf registration statement that we filed with the SEC to satisfy such obligation. We are obligated to use reasonable best efforts to have a shelf registration statement remain effective at all times.

Pursuant to the Recapitalization Agreement, we agreed to file, prior to the closing of the Proposed Recapitalization, a pre-effective amendment to the registration statement of which this prospectus is a part to cover resales of the common stock to be issued pursuant to the Recapitalization Agreement, the common stock issuable upon conversion of the Series D Stock to be issued pursuant to the Recapitalization Agreement, and the Series D Stock to be issued pursuant to the Recapitalization Agreement.

Miscellaneous

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon the conversion of the B Stock and the Series D Stock, that number of shares of our common stock as shall from time to time be issuable upon the conversion of all the shares of the B Stock and all of the shares of the Series D Stock then outstanding. Shares of the B Stock and the Series D Stock converted into shares of our common stock or otherwise reacquired by us will resume the status of authorized and unissued shares of our preferred stock, undesignated as to series, and will be available for subsequent issuance.

We will at all times reserve and keep available out of our authorized and unissued B Stock and Series D Stock, solely for issuance upon the conversion of the B-1 Stock, that number of shares of the Series D Stock and that number of shares of the B Stock as shall from time to time be issuable upon the conversion of all the shares of the B-1 Stock then outstanding. Shares of the B-1 Stock converted into shares of the Series D Stock or the B Stock or otherwise reacquired by us will resume the status of authorized and unissued shares of our preferred stock, undesignated as to series, and will be available for subsequent issuance.

Certain Provisions of Our Certificate of Incorporation and Bylaws

For a description of some additional provisions of our certificate of incorporation and bylaws, see “Description of Common Stock — Certain Provisions of Our Certificate of Incorporation and Bylaws.”

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following summary discusses certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of offered securities. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change, possibly with a retroactive effect.

This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an investor’s decision to purchase shares of offered securities. In particular, this summary does not address tax consequences that may be applicable to special classes of investors including, but not limited to, tax-exempt entities, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, S corporations, investors in such partnerships, S corporations or other pass-through entities, brokers, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, retirement plans, U.S. persons whose functional currency is not the U.S. dollar, former citizens or former long-term residents of the United States and persons that will hold offered securities as a position in a hedging transaction, constructive sale, “straddle,” “conversion transaction” or other risk reduction transactions. Except where otherwise stated, this summary deals only with offered securities held as “capital assets” within the

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meaning of the Code (generally held for investment). Also not considered are the effects of any foreign, state or local tax laws, alternative minimum tax considerations, or, except as expressly provided herein, estate or gift tax considerations.

We have not sought any rulings from the IRS. Accordingly, the discussion below is not binding on the IRS or the courts, and no assurance can be given that the IRS would not assert, and that a court would not sustain, a different position from any discussed herein.

As used herein, a “U.S. holder” is any beneficial owner of offered securities that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable Treasury Regulations to be treated as a domestic trust for U.S. federal income tax purposes.

A “non-U.S. holder” is any individual, corporation, trust or estate that is a beneficial owner of offered securities and is not a U.S. holder, other than former citizens and former long-term residents of the United States.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of offered securities, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax considerations of the purchase, ownership and disposition of offered securities.

Consequences to U.S. Holders

Distributions

Distributions we make to holders of offered securities will be taxable as dividend income to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent the amount of a distribution exceeds our earnings and profits, the excess will be applied against and will reduce the holder’s adjusted tax basis (on a dollar-for-dollar basis) in respect of the offered securities as to which the distribution was made (but not below zero). Any remaining excess will be treated as gain from the sale or exchange of such offered securities, with the consequences discussed below in “— Consequences to U.S. Holders — Sale or Other Disposition.”

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by individual holders prior to January 1, 2013 are generally subject to a maximum U.S. federal income tax rate of 15%. Absent new legislation extending the current tax rates, the maximum U.S. federal income tax rate applicable to dividends received by individuals after December 31, 2012 will be 39.6%. Distributions constituting dividend income received by U.S. holders that are corporations may qualify for the dividends received deduction. A U.S. holder should consult its own tax advisor regarding the availability of the reduced dividend tax rate and the dividends received deduction in the light of its particular circumstances.

Sale or Other Disposition

Except as discussed under “— Consequences to U.S. Holders — Conversion” below, a U.S. holder will generally recognize capital gain or loss on a sale, exchange or other disposition of offered securities equal to the difference between the amount realized on such sale, exchange or other disposition and the holder’s adjusted tax basis in such offered securities. Such capital gain or loss will be long-term capital gain or loss if

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the holder’s holding period in the offered securities is more than one year. Long-term capital gains realized by individual taxpayers prior to January 1, 2013 are, under current law, subject to a maximum U.S. federal income tax rate of 15%. Absent new legislation extending the current tax rates, the maximum U.S. federal income tax rate applicable to long-term capital gains realized by individuals after December 31, 2012 will be 20%. The deductibility of capital losses is subject to limitations.

Redemption

In the case of a redemption of a U.S. holder’s offered securities for cash or property, the U.S. federal income tax treatment of the redemption depends on the particular facts relating to such holder at the time of the redemption. If the redemption of such offered securities (i) is “not essentially equivalent to a dividend” with respect to the holder, (ii) is “substantially disproportionate” with respect to the holder (defined generally as a greater than 20% reduction in a shareholder’s relative voting stock of a corporation), or (iii) results in a “complete termination” of all of such holder’s equity interest in the corporation, then the receipt of cash or property by such holder will be respected as a sale or exchange of its offered securities and taxed in the manner discussed above in “— Consequences to U.S. Holders — Sale or Other Disposition.” In applying these tests, certain constructive ownership rules apply to determine stock ownership. For this purpose, the holder is deemed to own any shares of our stock that are owned, or deemed owned, by certain related persons and entities, as well as any stock that the holder or a related person or entity has the right to acquire by exercise of an option.

If the redemption does not qualify for sale or exchange treatment, the holder will instead be treated as having received a distribution on such stock with the general consequences described above in “— Consequences to U.S. Holders — Distributions.” In such case, such holder’s tax basis in the redeemed stock will be allocated to the holder’s remaining shares of our stock. If the holder does not retain any actual stock ownership in us following such redemption, the holder may lose its tax basis completely (in that the tax basis would shift to the stock that was treated as constructively owned by the holder).

Conversion

The conversion of Series D Stock into common stock should generally be treated as a tax-free recapitalization under Section 368(a)(1)(E) of the Code. Accordingly, subject to the discussion below relating to the receipt of cash in lieu of fractional shares, (i) a U.S. holder that holds Series D Stock will generally not recognize any taxable gain or loss for federal income tax purposes as a result of the conversion of such Series D Stock into common stock, and (ii) the common stock received by the U.S. holder will generally have the same aggregate tax basis and holding period as the U.S. holder had in the Series D Stock that was converted.

No fractional shares of common stock will be distributed to holders of Series D Stock in connection with a conversion. A U.S. holder that receives cash in lieu of a fractional share of common stock as part of the conversion will generally recognize capital gain or loss measured by the difference between the cash received for such fractional share and the U.S. holder’s tax basis in the fractional share. Any gain or loss recognized will generally be subject to U.S. federal income tax in the same manner as discussed above under “— Consequences to U.S. Holders — Sale or Other Disposition.”

Information Reporting and Backup Withholding

Certain U.S. holders may be subject to backup withholding (currently at a 28% rate) with respect to the payment of dividends on offered securities and to certain payments of proceeds on the sale of offered securities unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the holder to a refund, provided that the holder provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.

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U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Consequences to Non-U.S. Holders

Distributions

The rules described above under “— Consequences to U.S. Holders — Distributions” generally apply to determine the extent to which distributions made with respect to offered securities are classified as dividends, basis recovery, or gain or loss from the sale or exchange of offered securities for U.S. federal income tax purposes.

In general, dividends paid by us to a non-U.S. holder will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty, unless the dividends are (i) effectively connected with a trade or business carried on by the non-U.S. holder within the United States and (ii) if a tax treaty applies, attributable to a U.S. permanent establishment maintained by the non-U.S. holder.

Dividends received by a non-U.S. holder that are effectively connected with the holder’s U.S. trade or business or, if a treaty applies, attributable to a permanent establishment maintained by the holder in the United States, will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and will not be subject to U.S. withholding tax if certain certification requirements are satisfied. A non-U.S. holder that is a corporation may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the deemed repatriation from the United States of its “effectively connected earnings and profits,” subject to certain adjustments.

To claim exemption from or reduction in the 30% withholding tax rate, a non-U.S. holder must provide us or our agent, prior to the payment of the dividends, with a properly executed IRS Form W-8ECI (in the case of U.S. trade or business income), IRS Form W-8BEN (in the case of a treaty) or other form that the IRS designates, as applicable. These forms must be periodically updated. In certain circumstances, a non-U.S. holder who is claiming the benefits of an applicable tax treaty may be required to obtain and provide a U.S. taxpayer identification number or certain documentary evidence issued by foreign governmental authorities to prove such non-U.S. holder’s residence in that country. Also, current Treasury Regulations provide special procedures for payments of dividends through qualified intermediaries.

The Treasury Regulations provide that a distributing corporation that determined at the end of a taxable year in which a distribution is made that it underwithheld on such distribution because, for example, at the time of the distribution it did not then have, nor expected to have for such taxable year, any earnings and profits but in fact did have earnings and profits for the taxable year, is liable for the amount underwithheld. Therefore, even in the absence of earnings and profits at the time of a distribution to the holders of offered securities, we may decide, in our sole discretion, to withhold on such distribution to satisfy our withholding tax obligations.

Sale or Other Disposition

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on income or gain realized on the sale or exchange of shares of offered securities unless:

•	the gain is effectively connected with a U.S. trade or business of the holder (or, if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. holder), in which case such holder will be taxed in the same manner as a U.S. person, and if the holder is a corporation, such holder may be subject to an additional branch profits tax equal to 30% or a lower rate as may be specified by an applicable income tax treaty;

•	the non-U.S. holder, in the case of a nonresident alien individual, is present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions are met, in which case such holder will be subject to a 30% (or a lower rate as may be specified by an applicable

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income tax treaty) tax on the amount by which such holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the sale or disposition; or

•	we are, or have been within the five years preceding the holder’s disposition of the shares of the offered securities, a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes and (i) with respect to dispositions of our common stock, our common stock was not “regularly traded on an established securities market,” or (ii) the holder actually or constructively owns more than 5% of our common stock during the shorter of (A) the five-year period ending on the date of such disposition or (B) the period of time during which such holder held such shares. We believe that we have not been and are not currently a USRPHC for U.S. federal income tax purposes, nor do we anticipate becoming a USRPHC in the future. However, no assurance can be given that we will not become a USRPHC.

The rules described above under “— Consequences to U.S. Holders — Redemption” generally apply to determine the extent to which a redemption of shares of the offered securities held by a non-U.S. holder is treated as a sale or exchange of such shares or a distribution made on such holder’s shares. In addition, the rules described above under “— Consequences to U.S. Holders — Conversion” generally apply to determine the tax consequences of a conversion of Series D Stock into common stock by a non-U.S. holder, except that the rules described above in “— Consequences to Non-U.S. Holders — Sale or Other Disposition” apply to determine the U.S. federal income tax effects of any gain realized by a non-U.S. holder from the receipt of cash in lieu of fractional shares of common stock.

Federal Estate Tax

Individuals, or an entity the property of which is includable in an individual’s gross estate for U.S. federal estate tax purposes, should note that offered securities held at the time of such individual’s death will be included in such individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Non-U.S. holders may be subject to information reporting and backup withholding (currently at a 28% rate) with respect to any dividends on, and the proceeds from dispositions of, offered securities paid to them unless such non-U.S. holders comply with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN) or otherwise establish an exemption. In addition, the amount of any dividends paid to a non-U.S. holder and the amount of tax, if any, withheld from such payment generally must be reported annually to such holder and the IRS. The IRS may make such information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which such holder resides. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Recent Legislation

In addition to withholding taxes discussed above, recent legislation generally imposes a withholding tax of 30% on payments to certain foreign entities, after December 31, 2012, of dividends on, and the gross proceeds of dispositions of, U.S. common stock unless various U.S. information reporting and due diligence requirements generally relating to U.S. owners of, and account holders with, those entities have been satisfied. These new requirements are different from, and in addition to, the reporting procedures described above under “— Consequences to Non-U.S. Holders — Information Reporting and Backup Withholding.” Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in offered securities.

THE DISCUSSIONS OF U.S. FEDERAL INCOME TAX CONSEQUENCES HEREIN (A) ARE NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A TAXPAYER, AND (B) WERE WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS AND

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MATTERS DISCUSSED IN THIS DISCLOSURE. ALL TAXPAYERS SHOULD SEEK ADVICE FROM AN INDEPENDENT TAX ADVISOR BASED ON THEIR OWN PARTICULAR CIRCUMSTANCES.

SELLING STOCKHOLDERS

On March 25, 2008, we issued 495,000 shares of B Stock and 272,500 shares of B-1 Stock in a private offering to THL and Goldman Sachs, the selling stockholders. On March 7, 2011, we entered into the Recapitalization Agreement with the selling stockholders, pursuant to which (i) THL will convert all 495,000 shares of B Stock into 286,438,367 shares of our common stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B Participating Convertible Preferred Stock, assuming the Proposed Recapitalization occurs before June 24, 2011, (ii) Goldman Sachs will convert all 272,500 shares of B-1 Stock into 157,686 shares of Series D Stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock, assuming the Proposed Recapitalization occurs before June 24, 2011, (iii) THL will receive approximately 28.2 million additional shares of our common stock and $140.8 million in cash, and (iv) Goldman Sachs will receive approximately 15,504 additional shares of Series D Stock (equivalent to approximately 15.5 million shares of our common stock) and $77.5 million in cash. The Proposed Recapitalization has been approved unanimously by our board of directors following the recommendation of a special committee of the board of directors comprised of independent and disinterested members of our board of directors, but remains subject to various conditions contained in the Recapitalization Agreement, including the approval of the Proposed Recapitalization by the affirmative vote of a majority of the outstanding shares of our common stock and B Stock (on an as-converted basis), voting together as a single class, present in person or by proxy at the Special Meeting and the affirmative vote of a majority of the outstanding shares of our common stock only (not including shares held by THL or Goldman Sachs or any of our executive officers or directors) and our receipt of sufficient financing to consummate the Proposed Recapitalization. We are registering the securities offered by this prospectus on the selling stockholders’ behalf.

The selling stockholders had an initial equity interest of approximately 79%. As of April 11, 2011, due to the accrual of dividends, the selling stockholders had an equity interest of approximately 84.2%.

Table 1 below sets forth (a) the number of shares of the B Stock beneficially owned by THL as of April 11, 2011, (b) the number of shares of our common stock issuable upon conversion of the shares of the B Stock beneficially owned by THL as of April 11, 2011, based on the conversion rate as of such date, any or all of which may be offered pursuant to this prospectus, and (c) the number of shares of our common stock beneficially owned by THL, assuming the Proposed Recapitalization occurs before June 24, 2011, any or all of which may be offered pursuant to this prospectus. The number listed in Table 1 as the number of shares of our common stock issuable upon conversion of the shares of the B Stock beneficially owned by THL as of April 11, 2011 does not include additional shares of our common stock that may be issued in the future due to the accrual of dividends, which shares may also be resold pursuant to this prospectus. Also, that number may increase or decrease because the number of shares of our common stock into which the B Stock is convertible is subject to adjustment under certain circumstances.

Table 2 below sets forth (a) the number of shares of the B-1 Stock beneficially owned by Goldman Sachs as of April 11, 2011, (b) the number of shares of the Series D Stock that will be beneficially owned by Goldman Sachs, assuming the Proposed Recapitalization occurs before June 24, 2011, any or all of which may be offered pursuant to this prospectus, (c) the number of shares of our common stock issuable upon conversion of the shares of the B-1 Stock beneficially owned by Goldman Sachs as of April 11, 2011 into Series D Stock and the subsequent conversion of such Series D Stock into our common stock, based on the conversion rates as of April 11, 2011, any or all of which may be offered pursuant to this prospectus, and (d) the number of shares of our common stock issuable upon conversion of the shares of the Series D Stock that will be beneficially owned by Goldman Sachs, assuming the Proposed Recapitalization occurs before June 24, 2011, any or all of which may be offered pursuant to this prospectus. The number listed in Table 2 as the number of shares of our common stock issuable upon conversion of the shares of the B-1 Stock beneficially owned by Goldman Sachs as of April 11, 2011 into Series D Stock and the subsequent conversion of such Series D

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Stock into our common stock does not include additional shares of our common stock that may be issued in the future due to the accrual of dividends, which shares may also be resold pursuant to this prospectus. Also, that number and the number listed in Table 2 as the number of shares of our common stock issuable upon conversion of the shares of the Series D Stock that will be beneficially owned by Goldman Sachs assuming the Proposed Recapitalization occurs before June 24, 2011 may increase or decrease because the number of shares of the Series D Stock into which the B-1 Stock is convertible and the number of shares of our common stock into which the Series D Stock is convertible are subject to adjustment under certain circumstances.

The information set forth below is based on information provided by, or on behalf of, the selling stockholders prior to the date hereof. Information concerning the selling stockholders may change from time to time. The selling stockholders may from time to time offer and sell any or all of the offered securities under this prospectus. Because the selling stockholders are not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the selling stockholders will hold upon consummation of any such sales. In addition, since the date on which the selling stockholders provided this information to us, such selling stockholders may have sold, transferred or otherwise disposed of all or a portion of the offered securities.

Table 1

	B Stock			Common Stock
				Proposed Recapitalization
				Does Not Occur (Issuable upon			Proposed Recapitalization
				Conversion of the B Stock)			Occurs Before June 24, 2011
		Number of			Number of			Number of
		Shares	Percent of	Number of	Shares	Percent of	Number of	Shares	Percent of
		Owned	Shares	Shares	Owned	Shares	Shares	Owned	Shares
	Number of	After	Beneficially	Beneficially	After	Beneficially	Beneficially	After	Beneficially
	Shares	Completion	Owned	Owned and	Completion	Owned	Owned and	Completion	Owned
	Beneficially	of the	After the	Offered	of the	After the	Offered	of the	After the
Name of Selling Stockholder	Owned(1)	Offering	Offering	Hereby(1)	Offering	Offering	Hereby(1)	Offering	Offering

Thomas H. Lee Equity Fund VI, L.P.(2)(3)(4)	267,106.40			155,462,091			169,761,620
Thomas H. Lee Parallel Fund VI, L.P.(2)(3)	180,870.24			105,270,657			114,953,537
Thomas H. Lee Parallel (DT) Fund VI, L.P.(2)(3)	31,594.40			18,388,670			20,080,075
Putnam Investments Employees’ Securities Company III LLC(5)(6)	1,362.73			793,139			866,092
Great-West Investors, L.P.(5)(7)	1,363.26			793,447			866,429
THL Equity Fund VI Investors (MoneyGram), LLC(2)(3)	1,000.00			582,023			635,558
THL Operating Partners, L.P.(2)(3)	940.00			547,102			597,425
THL Coinvestment Partners, L.P.(2)(3)	762.98			444,071			484,916
SPCP Group, LLC(3)(8)	10,000.00			5,820,231			6,355,581

(1)	The shares set forth across from each respective stockholder are (or, in the case of the Common Stock, would be, if such stock was currently outstanding) owned directly and of record by such stockholder. Unless otherwise indicated, the selling stockholders may offer any or all of the shares of Common Stock.

(2)	The address is 100 Federal Street, Boston, MA 02110.

(3)	Principally engaged in the business of investing in securities.

(4)	In addition to the stock owned directly and of record by Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Equity Fund VI, L.P. may be deemed to share dispositive and voting power over, and thus beneficially own, an additional 10,000 shares of B Stock and a corresponding number of shares of Common Stock; Thomas H. Lee Equity Fund VI, L.P. disclaims beneficial ownership of such shares.

(5)	Principally engaged in the business of investment management.

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(6)	The address is One Post Office Square, Boston, MA 02109.

(7)	The address is 8515 East Orchard Road, Greenwood Village, CO 80111. In addition to the stock owned directly and of record by Great-West Investors, L.P., Great-West Investors, L.P. may be deemed to share dispositive and voting power over, and thus beneficially own, an additional 1,362.73 shares of B Stock and a corresponding number of shares of Common Stock; Great-West Investors, L.P. disclaims beneficial ownership of such shares.

(8)	The address is Two Greenwich Plaza, First Floor, Greenwich, CT 06830.

Table 2

Common Stock
Proposed Recapitalization
								Does Not Occur (Issuable upon				Proposed Recapitalization
	B-1 Stock				Series D Stock			Conversion of the B-1 Stock into				Occurs Before June 24, 2011
					Proposed Recapitalization			Series D Stock and the Subsequent				(Issuable upon Conversion
					Occurs Before June 24, 2011			Conversion of the Series D Stock)				of the Series D Stock)
			Number of			Number of				Number of			Number of
			Shares	Percent of	Number of	Shares	Percent of	Number of		Shares	Percent of	Number of	Shares	Percent of
			Owned	Shares	Shares	Owned	Shares	Shares		Owned	Shares	Shares	Owned	Shares
	Number of		After	Beneficially	Beneficially	After	Beneficially	Beneficially		After	Beneficially	Beneficially	After	Beneficially
	Shares		Completion	Owned	Owned and	Completion	Owned	Owned and		Completion	Owned	Owned and	Completion	Owned
	Beneficially		of the	After the	Offered	of the	After the	Offered		of the	After the	Offered	of the	After the
Name of Selling Stockholder	Owned		Offering	Offering	Hereby(1)	Offering	Offering	Hereby(1)		Offering	Offering	Hereby(1)	Offering	Offering

The Goldman Sachs Group, Inc.(2)(3)	272,500	(4)			173,190			158,601,293	(4)			173,189,568

(1)	Unless otherwise indicated, the selling stockholders may offer any or all of the shares of Series D Stock or Common Stock.

(2)	The address of The Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282.

(3)	Encompasses the following: The Goldman Sachs Group, Inc. (“GS Group”), Goldman, Sachs & Co., GSCP VI Advisors, L.L.C. (“GSCP Advisors”), GSCP VI Offshore Advisors, L.L.C. (“GSCP Offshore Advisors”), GS Advisors VI, L.L.C. (“GS Advisors”), Goldman, Sachs Management GP GmbH (“GS GmbH”), GS Capital Partners VI Fund, L.P. (“GS Capital”), GS Capital Partners VI Offshore Fund, L.P. (“GS Offshore”), GS Capital Partners VI GmbH & Co. KG (“GS Germany”), GS Capital Partners VI Parallel, L.P. (“GS Parallel”), GS Mezzanine Partners V Onshore Fund, L.L.C. (“GS Mezzanine Onshore GP”), GS Mezzanine Partners V Institutional Fund, L.L.C. (“GS Mezzanine Institutional GP”), GS Mezzanine Partners V Offshore Fund, L.L.C. (“GS Mezzanine Offshore GP”), GS Mezzanine Partners V Onshore Fund, L.L.C. (“GS Mezzanine Onshore GP”), GS Mezzanine Partners V Institutional Fund, L.L.C. (“GS Mezzanine Institutional GP”), GS Mezzanine Partners V Offshore Fund, L.L.C. (“GS Mezzanine Offshore GP”), GS Mezzanine Partners V Onshore Fund, L.P. (“GS Mezzanine Onshore”), GS Mezzanine Partners V Institutional Fund, L.P. (“GS Mezzanine Institutional”), GS Mezzanine Partners V Offshore Fund, L.P. (“GS Mezzanine Offshore”), GSMP V Onshore US, Ltd. (“GSMP Onshore”), GSMP V Institutional US, Ltd. (“GSMP Institutional”), and GSMP V Offshore US, Ltd. (“GSMP Offshore” and, together with the foregoing entities, the “Goldman Entities”).

GS Group is a Delaware corporation and bank holding company that (directly and indirectly through subsidiaries or affiliated companies or both) is a leading global investment banking securities and investment management firm. Goldman, Sachs & Co., a New York limited partnership, is an investment banking firm and a member of the New York Stock Exchange and other national exchanges. Goldman, Sachs & Co. also serves as the manager for GSCP Advisors, GSCP Offshore Advisors, GS Advisors, GS Mezzanine Onshore GP, GS Mezzanine Institutional GP and GS Mezzanine Offshore GP and the investment manager for GS Capital, GS Offshore, GS Germany and GS Parallel. Goldman, Sachs & Co. is wholly-owned, directly and indirectly, by GS Group. GSCP Advisors, a Delaware limited liability company, is the sole general partner of GS Capital. GSCP Offshore Advisors, a Delaware limited liability company, is the sole general partner of GS Offshore. GS Advisors, a Delaware limited liability company, is the sole general partner of GS Parallel. GS GmbH, a German company with limited liability, is the sole general partner of GS Germany. Each of GS Capital, a Delaware limited partnership, GS Offshore, a Cayman Islands exempted limited partnership, GS Germany, a

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German limited partnership, and GS Parallel, a Delaware limited partnership, was formed for the purpose of investing in equity, equity-related and similar securities or instruments, including debt or other securities or instruments with equity-like returns or an equity component. GS Mezzanine Onshore GP, a Delaware limited liability company, is the sole general partner of GS Mezzanine Onshore. GS Mezzanine Institutional GP, a Delaware limited liability company, is the sole general partner of GS Mezzanine Institutional. GS Mezzanine Offshore GP, a Delaware limited liability company, is the sole general partner of GS Mezzanine Offshore. GS Mezzanine Onshore, a Delaware limited partnership, is the sole shareholder of GSMP Onshore. GS Mezzanine Institutional, a Delaware limited partnership, is the sole shareholder of GSMP Institutional. GS Mezzanine Offshore, a Delaware limited partnership, is the sole shareholder of GSMP Offshore. Each of GSMP Onshore, GSMP Institutional, and GSMP Offshore, an exempted company incorporated in the Cayman Islands with limited liability, was formed for the purpose of investing in fixed income securities, equity and equity-related securities primarily acquired or issued in leveraged acquisitions, reorganizations and other private equity transactions and in other financial instruments.

(4)	GS Group has shared voting power over 158,669,146 shares of common stock and shared dispositive power over 158,669,146 shares of common stock (and 272,500.00 shares of the B-1 Stock); Goldman, Sachs & Co. has shared voting power over 154,302,594 shares of common stock and shared dispositive power over 154,302,594 shares of common stock (and 265,000.00 shares of the B-1 Stock); GSCP Advisors has shared voting power over 57,614,994 shares of common stock and shared dispositive power over 57,614,994 shares of common stock (and 98,959.63 shares of the B-1 Stock); GSCP Offshore Advisors has shared voting power over 47,922,124 shares of common stock and shared dispositive power over 47,922,124 shares of common stock (and 82,311.14 shares of the B-1 Stock); GS Advisors has shared voting power over 15,843,141 shares of common stock and shared dispositive power over 15,843,141 shares of common stock (and 27,212.21 shares of the B-1 Stock); GS GmbH has shared voting power over 2,047,637 shares of common stock and shared dispositive power over 2,047,637 shares of common stock (and 3,517.03 shares of the B-1 Stock); GS Capital has shared voting power over 57,614,994 shares of common stock and shared dispositive power over 57,614,994 shares of common stock (and 98,959.63 shares of the B-1 Stock); GS Offshore has shared voting power over 47,922,124 shares of common stock and shared dispositive power over 47,922,124 shares of common stock (and 82,311.14 shares of the B-1 Stock); GS Germany has shared voting power over 2,047,637 shares of common stock and shared dispositive power over 2,047,637 shares of common stock (and 3,517.03 shares of the B-1 Stock); GS Parallel has shared voting power over 15,843,141 shares of common stock and shared dispositive power over 15,843,141 shares of common stock (and 27,212.21 shares of the B-1 Stock); GS Mezzanine Offshore GP has shared voting power over 17,793,733 shares of common stock and shared dispositive power over 17,793,733 shares of common stock (and 30,562.55 shares of the B-1 Stock); GS Mezzanine Institutional GP has shared voting power over 1,154,502 shares of common stock and shared dispositive power over 1,154,502 shares of common stock (and 1,982.98 shares of the B-1 Stock); GS Mezzanine Onshore GP has shared voting power over 11,908,738 shares of common stock and shared dispositive power over 11,908,738 shares of common stock (and 20,454.47 shares of the B-1 Stock); GS Mezzanine Offshore has shared voting power over 17,793,733 shares of common stock and shared dispositive power over 17,793,733 shares of common stock (and 30,562.55 shares of the B-1 Stock); GS Mezzanine Institutional has shared voting power over 1,154,502 shares of common stock and shared dispositive power over 1,154,502 shares of common stock (and 1,982.98 shares of the B-1 Stock); GS Mezzanine Onshore has shared voting power over 11,908,738 shares of common stock and shared dispositive power over 11,908,738 shares of common stock (and 20,454.47 shares of the B-1 Stock); GSMP Offshore has shared voting power over 17,793,733 shares of common stock and shared dispositive power over 17,793,733 shares of common stock (and 30,562.55 shares of the B-1 Stock); GSMP Institutional has shared voting power over 1,154,502 shares of common stock and shared dispositive power over 1,154,502 shares of common stock (and 1,982.98 shares of the B-1 Stock); and GSMP Onshore has shared voting power over 11,908,738 shares of common stock and shared dispositive power over 11,908,738 shares of common stock (and 20,454.47 shares of the B-1 Stock). Together with Thomas H. Lee Advisors, LLC; THL Equity Advisors VI, LLC; Thomas H. Lee Equity Fund VI, L.P.; Thomas H. Lee Parallel Fund VI, L.P.; Thomas H. Lee Parallel (DT) Fund VI, L.P.; THL Equity Fund VI Investors (MoneyGram), LLC; THL Coinvestment Partners, L.P.; THL Operating Partners, L.P.; Putnam Investments Holdings, LLC; Great-West Investors L.P.

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and Putnam Investments Employees’ Securities Company III LLC and SPCP Group, LLC, the Goldman Entities may be deemed to beneficially own 446,752,854 shares of common stock issuable upon the conversion of all of the Series B Stock. The Goldman Entities disclaim beneficial ownership of such shares beneficially owned by (i) any client accounts with respect to which the Goldman Entities or their employees have voting or investment discretion, or both, and (ii) certain investment entities of which the Goldman Entities act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Entities. Additionally, Goldman, Sachs & Co. or another broker dealer subsidiary of GS Group may, from time to time, hold shares of common stock acquired in ordinary course trading activities.

The B-1 Stock held by the Goldman Entities and their affiliates is non-voting, except for the rights of Goldman Sachs to vote on specific actions set forth in the Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock.

PLAN OF DISTRIBUTION

The offered securities are being registered to permit the selling stockholders the ability to offer and sell the offered securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering by the selling stockholders of the offered securities. We will bear the fees and expenses incurred by us in connection with our obligation to register the offered securities. If the securities are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The securities offered hereby may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices that are other than prevailing market prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

•	through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

•	an exchange distribution in accordance with the rules of the applicable exchange, if any;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	directly to one or more purchasers;

•	in other ways not involving market makers or established trading markets;

•	by pledge to secure debts and other obligations;

•	through agents; or

•	in any combination of the above or by any other legally available means.

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The selling stockholders may offer the offered securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our offered securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the offered securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of offered securities, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If the selling stockholders use an underwriter or underwriters to effectuate the sale of the offered securities, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of the offered securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholders may also sell shares of the offered securities from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell shares of the offered securities directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

The selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the securities to close out such short positions, or loan or pledge the securities that in turn may sell such securities. The selling stockholders also may transfer, donate and pledge offered securities, in which case the transferees, donees, pledgees or other successors in interest will be deemed selling stockholders for purposes of this transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale by the selling stockholders of the offered securities. Any selling stockholder may decide to sell all or a portion of the securities offered by it pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer sell, transfer or devise the securities by other means not described in this prospectus. Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder

26

may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of the offered securities to its members, partners or stockholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the offered securities acquired in the distribution. A selling stockholder who is an individual may make gifts of shares of the offered securities covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

The selling stockholders and any underwriters, broker-dealers or agents participating in the distribution of the offered securities may be deemed to be “underwriters,” within the meaning of the Securities Act, and any profit on the sale of securities by the selling shareholder and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling stockholders. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities arising under the Securities Act. The selling stockholders will indemnify us against certain losses, claims, damages and liabilities, including liabilities arising under the Securities Act. In the event that indemnification is not available, an indemnified party will be entitled to contribution from the indemnifying party in connection with such losses, claims, damages and liabilities.

We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of the offered securities may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Our common stock is listed on the New York Stock Exchange under the symbol “MGI.”

27

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

28

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the offering described in this registration statement, other than underwriting discounts and commission, are:

SEC registration fee	$142,178
Legal fees and expenses	100,000
Printing expenses	40,000
Accountants’ fees and expenses	70,000
Rating agency fees and expenses	542,500
Blue Sky fees and expenses (including legal fees)	0
Trustee’s fees and expenses	0
Listing Fees	45,000
FINRA filing fee	0
Total	$939,678

All of the above amounts, other than the SEC registration fee, are estimates. We will be responsible for all expenses listed under this Item 14, and the selling stockholders will be responsible for none of these expenses.

Item 15.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

As permitted by Delaware law, we have included in our certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain limitations. In addition, our certificate of incorporation and bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

We have procured directors’ and officers’ liability insurance for the benefit of our directors and officers.

In addition, we have entered into indemnification agreements with each of our directors. These agreements provide, among other things, that we must, subject to specified exceptions:

•	indemnify each director to the full extent authorized or permitted by applicable law;

•	maintain insurance policies for the benefit of each director that are applicable for so long as the director continues to serve as a director and thereafter for so long as a director is subject to any possible or threatened claim or action relating to the director’s service as a director; and

•	indemnify each director against all expenses, fines, fees and amounts paid in settlement incurred by the director in connection with a threatened, pending or complete action relating to the director’s service as a director.

In addition, the indemnification agreements provide for procedures for implementing the indemnities described above, including advancement of expenses.

Item 16.	List of Exhibits

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement
3.1		Amended and Restated Certificate of Incorporation of MoneyGram International, Inc. (Incorporated by reference from Exhibit 3.1 to Registrant’s Annual Report on Form 10-K filed on March 15, 2010)
3.2		Bylaws of MoneyGram International, Inc., as amended and restated September 10, 2009 (Incorporated by reference from Exhibit 3.01 to Registrant’s Current Report on Form 8-K filed on September 16, 2009)
4.1		Form of Specimen Certificate for MoneyGram Common Stock (Incorporated by reference from Exhibit 4.1 to Amendment No. 4 to Registrant’s Form 10 filed on June 14, 2004)
4.2		Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of MoneyGram International, Inc. (Incorporated by reference from Exhibit 4.3 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 13, 2004)
4.3		Certificate of Designations, Preferences and Rights of Series B Participating Convertible Preferred Stock of MoneyGram International, Inc. (Incorporated by reference from Exhibit 4.2 to Registrant’s Current Report on Form 8-K filed on March 28, 2008)
4.4		Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock of MoneyGram International, Inc. (Incorporated by reference from Exhibit 4.3 to Registrant’s Current Report on Form 8-K filed on March 28, 2008)
4.5		Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of MoneyGram International, Inc. (Incorporated by reference from Exhibit 4.4 to Registrant’s Current Report on Form 8-K filed on March 28, 2008)
4	.6**	Form of Senior Indenture between MoneyGram International, Inc. and [ ] (Incorporated by reference from Exhibit 4.6 to Registrant’s Registration Statement on Form S-3 filed on December 14, 2010)
4	.7**	Form of Subordinated Indenture between MoneyGram International, Inc. and [ ] (Incorporated by reference from Exhibit 4.7 to Registrant’s Registration Statement on Form S-3 filed on December 14, 2010)
4	.8*	Form of Senior Debt Securities
4	.9*	Form of Subordinated Debt Securities
4	.10*	Form of Certificate of Designations of Preferred Stock
4	.11*	Form of Preferred Stock Certificate
4	.12*	Form of Deposit Agreement
4	.13*	Form of Depositary Receipt
4	.14*	Form of Common Stock Warrant Agreement
4	.15*	Form of Common Stock Warrant Certificate (included as part of Exhibit 4.14)

Exhibit
Number		Description

4	.16*	Form of Preferred Stock Warrant Agreement
4	.17*	Form of Preferred Stock Warrant Certificate (included as part of Exhibit 4.16)
4	.18*	Form of Debt Warrant Agreement
4	.19*	Form of Debt Warrant Certificate (included as part of Exhibit 4.18)
4	.20*	Form of Rights Agreement
4	.21*	Form of Unit Agreement
4.22		Recapitalization Agreement, dated as of March 7, 2011, among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman, Sachs & Co. (Incorporated by reference from Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed on March 9, 2011)
4.23		Amendment No. 1 to Recapitalization Agreement, dated as of May 4, 2011, among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman, Sachs & Co. (Incorporated by reference from Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed May 6, 2011)
5	.1***	Opinion of Vinson & Elkins L.L.P.
12	.1***	Computation of ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends
23	.1***	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
23	.2***	Consent of Deloitte & Touche LLP
25	.1****	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture
25	.2****	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinate Indenture

*	To be filed, if necessary, by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act.

**	Previously filed.

***	Filed herewith.

****	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 16, 2011.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Pamela H. Patsley
Pamela H. Patsley
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on May 16 2011.

/s/ Pamela H. Patsley Pamela H. Patsley	Chairman and Chief Executive Officer (Principal Executive Officer)

* James Shields	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Rebecca L. Lobsinger Rebecca L. Lobsinger	Senior Vice President and Controller (Principal Accounting Officer)

* J. Coley Clark	Director

* Victor W. Dahir	Director

* Thomas M. Hagerty	Director

* Scott L. Jaeckel	Director

* Seth W. Lawry	Director

* Ann Mather	Director

* Ganesh B. Rao	Director

* W. Bruce Turner	Director

*	Signed by Pamela H. Patsley as attorney-in-fact.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 16, 2011.

MONEYGRAM OF NEW YORK, LLC

By:	/s/ Pamela H. Patsley
Pamela H. Patsley
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on May 16, 2011.

/s/ Pamela H. Patsley Pamela H. Patsley	Chief Executive Officer (Principal Executive Officer)

* James Shields	Principal Financial Officer

/s/ Rebecca L. Lobsinger Rebecca L. Lobsinger	Principal Accounting Officer

* Daniel J. Collins	Director

* Daniel J. O’Malley	Director

* Steven Piano	Director

*	Signed by Pamela H. Patsley as attorney-in-fact.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 16, 2011.

MONEYGRAM PAYMENT SYSTEMS
WORLDWIDE, INC.

By:	/s/ Pamela H. Patsley
Pamela H. Patsley
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on May 16, 2011.

/s/ Pamela H. Patsley Pamela H. Patsley	Chief Executive Officer (Principal Executive Officer)

* James Shields	Principal Financial Officer

/s/ Rebecca L. Lobsinger Rebecca L. Lobsinger	Principal Accounting Officer

* Daniel J. Collins	Director

* Daniel J. O’Malley	Director

* Steven Piano	Director

*	Signed by Pamela H. Patsley as attorney-in-fact.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 16, 2011.

MONEYGRAM PAYMENT SYSTEMS, INC.

By:	/s/ Pamela H. Patsley
Pamela H. Patsley
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on May 16, 2011.

/s/ Pamela H. Patsley Pamela H. Patsley	Chairman and Chief Executive Officer (Principal Executive Officer)

* James Shields	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Rebecca L. Lobsinger Rebecca L. Lobsinger	Senior Vice President and Controller (Principal Accounting Officer)

* Daniel J. Collins	Director

* Daniel J. O’Malley	Director

* Steven Piano	Director

*	Signed by Pamela H. Patsley as attorney-in-fact.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 16, 2011.

PROPERTYBRIDGE, INC.

By:	/s/ Pamela H. Patsley
Pamela H. Patsley
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on May 16, 2011.

/s/ Pamela H. Patsley Pamela H. Patsley	Chairman and Chief Executive Officer (Principal Executive Officer)

* James Shields	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Rebecca L. Lobsinger Rebecca L. Lobsinger	Senior Vice President and Controller (Principal Accounting Officer)

* Daniel J. Collins	Director

* Daniel J. O’Malley	Director

* Steven Piano	Director

*	Signed by Pamela H. Patsley as attorney-in-fact.

EXHIBIT INDEX

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement
3.1		Amended and Restated Certificate of Incorporation of MoneyGram International, Inc. (Incorporated by reference from Exhibit 3.1 to Registrant’s Annual Report on Form 10-K filed on March 15, 2010)
3.2		Bylaws of MoneyGram International, Inc., as amended and restated September 10, 2009 (Incorporated by reference from Exhibit 3.01 to Registrant’s Current Report on Form 8-K filed on September 16, 2009)
4.1		Form of Specimen Certificate for MoneyGram Common Stock (Incorporated by reference from Exhibit 4.1 to Amendment No. 4 to Registrant’s Form 10 filed on June 14, 2004)
4.2		Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of MoneyGram International, Inc. (Incorporated by reference from Exhibit 4.3 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 13, 2004)
4.3		Certificate of Designations, Preferences and Rights of Series B Participating Convertible Preferred Stock of MoneyGram International, Inc. (Incorporated by reference from Exhibit 4.2 to Registrant’s Current Report on Form 8-K filed on March 28, 2008)
4.4		Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock of MoneyGram International, Inc. (Incorporated by reference from Exhibit 4.3 to Registrant’s Current Report on Form 8-K filed on March 28, 2008)
4.5		Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of MoneyGram International, Inc. (Incorporated by reference from Exhibit 4.4 to Registrant’s Current Report on Form 8-K filed on March 28, 2008)
4	.6**	Form of Senior Indenture between MoneyGram International, Inc. and [ ] (Incorporated by reference from Exhibit 4.6 to Registrant’s Registration Statement on Form S-3 filed on December 14, 2010)
4	.7**	Form of Subordinated Indenture between MoneyGram International, Inc. and [ ] (Incorporated by reference from Exhibit 4.7 to Registrant’s Registration Statement on Form S-3 filed on December 14, 2010)
4	.8*	Form of Senior Debt Securities
4	.9*	Form of Subordinated Debt Securities
4	.10*	Form of Certificate of Designations of Preferred Stock
4	.11*	Form of Preferred Stock Certificate
4	.12*	Form of Deposit Agreement
4	.13*	Form of Depositary Receipt
4	.14*	Form of Common Stock Warrant Agreement
4	.15*	Form of Common Stock Warrant Certificate (included as part of Exhibit 4.14)
4	.16*	Form of Preferred Stock Warrant Agreement
4	.17*	Form of Preferred Stock Warrant Certificate (included as part of Exhibit 4.16)
4	.18*	Form of Debt Warrant Agreement
4	.19*	Form of Debt Warrant Certificate (included as part of Exhibit 4.18)
4	.20*	Form of Rights Agreement
4	.21*	Form of Unit Agreement
4.22		Recapitalization Agreement, dated as of March 7, 2011, among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman, Sachs & Co. (Incorporated by reference from Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed on March 9, 2011)
5	.1***	Opinion of Vinson & Elkins L.L.P.
12	.1***	Computation of ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends
23	.1***	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

Exhibit
Number		Description

23	.2***	Consent of Deloitte & Touche LLP
25	.1****	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture
25	.2****	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinate Indenture

*	To be filed, if necessary, by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act.

**	Previously filed.

***	Filed herewith.

****	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.